LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------
TO OUR SHAREHOLDERS:

The fiscal year ended February 28, 1995 provided classic examples of both the risks and the potential rewards of international investing.

For instance, one of the primary risks of international investing is that of economic and/or political instability--a risk that was illustrated well in De-cember of 1994 by the unexpected devaluation of the Mexican peso. In addition, January's Kobe earthquake and the collapse of Barings Plc in February were two other catastrophes that negatively influenced international investing. These events and their aftermaths demonstrate the importance of maintaining a true global strategy, with investments diversified among many nations. This includes investment in developed economies, where both the governments and the economies are more stable. This is evident in our Core International Equity, Pacific Ba-sin Equity, and European Equity Portfolios that emphasize investment in devel-oped economies and have no exposure to the Mexican stock market.

Fortunately, the Mexican crisis and other global difficulties were mitigated somewhat by one of the potential rewards of international investing, which is the ability to benefit from favorable currency fluctuations. As the dollar posted new lows against the German mark and the Japanese yen, weaknesses in lo-cal terms were balanced by gains in dollar terms. For instance, while German government bonds returned only 2.40% locally, their U.S. dollar return was 19.36%, Japanese bonds were also lackluster on a local basis with a return of 3.39%, but delivered a 11.35% gain to U.S. dollar investors.

Looking forward, we believe that despite their inherent risk, the global mar-kets offer tremendous opportunities for long-term investors, and add an impor-tant measure of diversification to any domestic portfolio. Therefore, we con-tinue to approach these markets using prudent investment strategies that empha-size value and seek to minimize undue risk. We look forward to putting these strategies to work for you in the months and years ahead.

                                      Sincerely,

                                      /s/ David G. Lee

                                      David G. Lee

                                      President and Chief Executive Officer

TABLE OF CONTENTS
--------------------------------------------------------------------------------

REVIEW OF NON-U.S. EQUITY MARKETS...........................................   1
REVIEW OF NON-U.S. BOND MARKETS.............................................   3
MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FUND PERFORMANCE
  CORE INTERNATIONAL EQUITY.................................................   4
  EUROPEAN EQUITY ..........................................................   5
  PACIFIC BASIN EQUITY......................................................   7
  INTERNATIONAL FIXED INCOME ...............................................   9
STATEMENT OF NET ASSETS/SCHEDULE OF INVESTMENTS.............................  11
STATEMENT OF ASSETS AND LIABILITIES ........................................  21
STATEMENT OF OPERATIONS ....................................................  22
STATEMENT OF CHANGES IN NET ASSETS .........................................  23
FINANCIAL HIGHLIGHTS .......................................................  24
NOTES TO FINANCIAL STATEMENTS ..............................................  25
REPORT OF INDEPENDENT ACCOUNTANTS ..........................................  30
NOTICE TO SHAREHOLDERS......................................................  31

REVIEW OF NON-U.S. EQUITY MARKETS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

Global equity markets fought a losing battle with rising interest rates and in-vestor uncertainty for most of the past twelve months and posted generally poor results in local currency terms. For the fiscal year ended February 28, 1995, the Morgan Stanley Capital International Europe, Australia, Far East Index
(EAFE) fell by 13.4% in local currency terms. Persistent dollar weakness against the Japanese yen and major European currencies, however, stemmed this loss to only 4.5% in U.S. dollar terms. As measured by the IFC Investable Com-posite Index, developing markets were hit even harder, falling by 14.5% as in-vestors reconsidered the potential risk of these markets in the wake of the Mexican peso devaluation.
  During the Trust's fiscal year, preemptive credit tightening and a series of spectacular events have caused investors to dramatically reassess the valua-tions of equities, thus affecting returns. Moves by the U.S. Federal Reserve Board (the "Fed") to tighten interest rates in February and March of 1994 caused most non-U.S. markets to sell off. The smaller Asian markets were par-ticularly hard hit due in part to their ties to U.S. interest rates or their proximity to emerging markets. Fears of liquidity rationing caused many invest-ors to retreat from emerging markets. European markets eased slightly, but re-turns were buoyed by dollar weakness. In contrast, the Japanese market posted gains in local currency terms as investors took advantage of earlier sell-offs to bargain hunt and increasing evidence of an economic recovery.
  Further Fed hikes and dollar weakness continued to dominate non-U.S. markets through the spring and into the summer. In early fall, however, the markets be-gan to respond to local influences. Positive corporate announcements in Europe bolstered markets in the region, although currency gains persisted as major components of returns for U.S. investors. Many Japanese stocks began to give back earlier gains as investors questioned the pace of economic recovery.
  The late fall and winter months brought heightened volatility to interna-tional markets. A short-lived dollar rally was consumed by the Mexican peso crisis, and investors sought the perceived relative safety of the German mark and Japanese yen. The decision by the Mexican government shortly before Christ-mas to allow the peso to freely float raised concerns about the financial sta-bility and commitment to economic reform of other developing markets. Global interest rate hikes gave investors further reasons to abandon the prospective growth of emerging markets for the safety of developed markets.
  As the fiscal year ended, the Pacific Rim hosted a series of events that lit-erally and figuratively shook the financial markets. Although short-lived and of limited economic influence, January's Kobe earthquake and February's col-lapse of Barings Plc gave investors further reasons to avoid equities.

REVIEW OF NON-U.S. EQUITY MARKETS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995


                           (BAR GRAPH APPEARS HERE)

Bar graphs depicting the returns of World Equity Markets, Select European Equity Markets and Pacific Basin Equity Markets in U.S. dollars for the period March 1, 1994 to February 28, 1995.

REVIEW OF NON-U.S. BOND MARKETS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

  Interest rates around the world rose dramatically over the twelve month pe-riod ending February 28, 1995. The Federal Reserve Board's rate increases, which began in the first quarter of 1994, put the world markets on alert for signs of inflation. Further U.S. rate increases and signs of recovery in the U.S., Europe and Japan gave birth to forecasts of a global recovery and rising price levels as the year continued.
  The strengthening world economy benefited the higher-yielding government bond markets during the first half of the year. Italy, France, Sweden, and Spain outperformed Germany and Japan as investors believed that the improving economy would heal the fiscal, political, and employment problems that plagued these markets. But as the summer came to a close, the higher-yielding markets began to suffer from a variety of domestic crises. In Italy, the government of Prime Minister Silvio Berlusconi failed a confidence vote and was replaced by an in-terim government headed by Lamberto Dini. The fate of the government's pension reforms, the key component of Italy's massive deficit, became unclear and Ital-ian bond yields rose while the lira fell to record lows against other curren-cies. In Spain, the government of Prime Minister Gonzalez lost its political strength after accusations of involvement in death squads surfaced. And in France, the elections scheduled for May 1995 became the primary focus of the bond and currency markets. Jacques Delors, the market's favorite candidate, did not enter the presidential race and the outlook for improved fiscal restraint and deficit reduction bleakened.
  With a focus on quality and safety, investors turned to the core markets of Germany, the Netherlands, and Belgium in the latter half of the year. The U.S. dollar depreciated against other currencies throughout the year, dropping pre-cipitously after Mexico's decision to devalue the peso. Dollar depreciation served to improve the lackluster bond market returns throughout the world. For example, according to the Salomon Non-U.S. World Government Bond Unhedged In-dex, the local market return of German government bonds of 2.40% was boosted to 19.36% when measured in U.S. dollar terms. Similarly, Japanese bonds returned 3.39% in local currency terms and 11.35% when measured in U.S. dollar terms.

                             [GRAPH APPEARS HERE]

  A line graph depicting the Comparative Yields to maturity of 10-Year Government Bonds in the U.S., Japan, U.K. and Germany for the period February 1994 to February 1995.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

                      CORE INTERNATIONAL EQUITY PORTFOLIO

  OBJECTIVE. The Core International Equity Portfolio seeks to provide capital appreciation through investments in equity securities of non-U.S. issuers. The Portfolio also seeks to provide U.S. investors with a vehicle for international diversification which can reduce the variability of portfolio returns to the extent that foreign markets have a relatively low correlation with the U.S. market
  STRATEGY. On November 7, 1994, the Portfolio was restructured to incorporate a multi-manager strategy. Acadian Asset Management, Inc. and WorldInvest Lim-ited replaced Brinson Partners, Inc. as sub-advisers to the Portfolio. Acadian follows a quantitatively based country allocation process with stock selection focusing on large cap, value securities. Country deviation from the benchmark and overall positioning of the Portfolio are tightly risk-controlled. Active currency management is minimal. WorldInvest uses a "top-down" approach to in-vesting that can result in measured deviations away from the benchmark. Secu-rity selection focuses on value criteria. Currency management is most typically demonstrated at the country allocation level. The result of these investment styles is a Portfolio characterized by large capitalization, value-oriented se-curities with lower price-to-earnings and market-to-book ratios and above-aver-age dividend yields.
  ANALYSIS. The total return of the Core International Equity Portfolio was - 7.67% for the fiscal year ended February 28, 1995 . By comparison, the Morgan Stanley Europe, Australia, Far East Index (EAFE) returned -4.5%.

--------------------------------------------------------------------------------
                           CORE INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN/1/
--------------------------------------------------------------------------------

                                                     One               Inception
                                                     Year   Five-Year   to Date
--------------------------------------------------------------------------------
Core International Equity, Class A                   -7.67%   2.99%      2.13%
--------------------------------------------------------------------------------
Core International Equity,
 ProVantage w/o Load                                 -7.95%   2.93%      2.08%
--------------------------------------------------------------------------------
Core International Equity,
 ProVantage w/Load                                  -12.56%   1.95%      1.18%
--------------------------------------------------------------------------------

A line graph depicting the total growth (including reinvestment of dividends and capital gains) of a hypothetical investment of $10,000 in SEI Core International Equity Portfolio Class A and ProVantage Funds Class shares from December 31, 1989 through February 28, 1995 as compared with the growth of a $10,000 investment in the Morgan Stanley EAFE Index. The plot points used to draw the line graph were as follows:

                             [GRAPH APPEARS HERE]

       COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE
 CORE INTERNATIONAL EQUITY PORTFOLIO, CLASS A, VERSUS THE CORE INTERNATIONAL
        EQUITY PORTFOLIO, PROVANTAGE AND THE MORGAN STANLEY EAFE INDEX

                                            GROWTH OF
                            GROWTH OF         $10,000        GROWTH OF
                              $10,000        INVESTED          $10,000
                             INVESTED              IN      INVESTED IN
                                   IN      PROVANTAGE       THE MORGAN
Measurement period            CLASS A     FUNDS CLASS     STANLEY EAFE
(Fiscal Year Covered)          SHARES          SHARES            Index
---------------------       ---------     -----------     ------------
12/31/89                     $10,000         $ 9,500          $10,000
 2/28/90                     $ 9,573         $ 9,094          $ 8,957
 2/28/91                     $ 9,607         $ 9,127          $ 8,751
 2/29/92                     $ 9,451         $ 8,978          $ 8,101
 2/28/93                     $ 9,656         $ 9,173          $ 7,766
 2/28/94                     $12,016         $11,415          $10,809
 2/28/95                     $11,094         $10,507          $10,329


/1/For the periods ended February 28, 1995. Past performance is no indication of future performance. ProVantage Funds Class opened on May 1, 1994. The performance shown for the ProVantage Funds Class prior to such date is based on the performance of Class A Shares adjusted to reflect the maximum sales charge of 5.0% for the ProVantage Funds Class. Class A Shares were offered beginning December 30, 1989.

  As noted in the Review of Non-U.S. Equity Markets, dollar-based international investors benefited greatly from currency movements over the past year. In lo-cal currency terms, the EAFE markets returned -13.4% as rising global interest rates caused investors to reassess company valuations. However, persistent dol-lar weakness, particularly against the Japanese yen and German mark, enhanced returns for U.S. investors. Within regions, European markets as measured by the MSCI Europe Index, fared slightly better than Pacific rates caused investors to reassess company valuations. However, persistent dol-lar weakness, particularly against the Japanese yen and German mark, enhanced returns for U.S. investors. Within regions, European markets as measured by the MSCI Europe Index, fared slightly better than Pacific

-------------------------------------------------------------------------------
CORE INTERNATIONAL EQUITY (continued)
                             [GRAPH APPEARS HERE]

  A line graph depicting currency values in U.S. dollars versus major world currencies (Japanese yen, British pound, and the German mark) for the period February 1994 to February 1995.

markets as measured by the MSCI Pacific Index, falling by 9.7% versus a slide of 16.6%.
  The Portfolio's underperformance relative to the EAFE is chiefly attribut-able to currency hedging activities. Until the November restructuring, the Portfolio utilized foreign currency hedges that reduced its exposure to the Japanese yen and the German mark. Exposure to the U.S. and Canadian dollars was generally above 50%. An overweight to banking stocks which reacted poorly to rising interest rates also hampered results. An underweighting to Japanese stocks proved favorable. However, a mix within Japan that emphasized exporters in anticipation of a fall in the yen's value undermined the favorable country allocation. Underweightings to smaller markets in Asia (Hong Kong, Malaysia and Singapore) that were maintained by the previous adviser to the Portfolio generally proved beneficial.
  Since the restructuring, the Portfolio has moved in line with the perfor-mance of EAFE. Over the last three months of the fiscal year (roughly corre-lating with the adviser change on November 7), the Portfolio has slipped by 3.75% while EAFE has fallen by 3.5%. Significant changes in the Portfolio's structure accompanying the adviser change included a sharp reduction in dollar exposure and an expansion of holdings in smaller European and Pacific markets.
  As of the end of the fiscal year, the yen hedge was approximately 10% (versus 20% to 25% previously) and overall Japanese holdings were reduced re-flecting the uncertain shape of the local recovery. Canadian dollar exposure also was reduced in line with security holdings. Little other currency hedging activity was taking place or contemplated at the present.

                         PORTFOLIO MARKET ALLOCATIONS
                            VERSUS MSCI EAFE INDEX

                  FEBRUARY 28, 1995   FEBRUARY 28, 1994
                  ------------------- -------------------
                  PORTFOLIO   EAFE    PORTFOLIO   EAFE
                  ------------------- -------------------
 Australia              7.0%     4.8%       6.5%     2.7%
 Belgium                2.9%     0.8%       2.4%     1.1%
 Canada                 2.6%     1.1%       3.1%     0.0%
 France                10.4%     7.8%       6.9%     6.1%
 Germany                4.1%     6.9%       2.8%     5.9%
 Hong Kong              2.6%     4.2%       1.6%     4.0%
 Italy                  2.8%     2.3%       1.7%     2.1%
 Japan                 30.7%    32.1%      33.2%    44.1%
 Netherlands            3.7%     6.0%       5.1%     3.1%
 New Zealand            3.0%     0.8%       1.6%     0.4%
 Spain                  2.5%     2.7%       2.8%     1.9%
 Sweden                 1.0%     2.4%       0.0%     1.5%
 Switzerland            2.5%     4.4%       3.1%     4.6%
 United Kingdom        17.5%    14.9%      17.8%    16.5%
 All Other              5.1%     8.4%       0.0%     6.0%
 Cash                   1.6%     0.0%      11.5%     0.0%

Numbers may not add up to 100% due to rounding.

                           EUROPEAN EQUITY PORTFOLIO

  OBJECTIVE. The European Equity Portfolio seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity secu-rities of issuers located in Europe.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
EUROPEAN EQUITY (continued)
  STRATEGY. The adviser utilizes a "bottom-up", stock driven approach to manag-ing the Portfolio. A country overlay is placed upon the firm's fundamental stock research to derive the final portfolio construction which is typically invested in 90 growth stocks across 12 markets. Additionally, the Portfolio will have a medium to small capitalization bias. The European Equity Portfolio will invest primarily in equity securities of issuers located in any of the following countries: United Kingdom, Germany, France, Austria, Belgium, Den-mark, Finland, Italy, Ireland, the Netherlands, Norway, Spain, Sweden, and Switzerland.
  ANALYSIS. Since its inception on April 29, 1994, the total return of the Eu-ropean Equity Portfolio was -0.40% versus a gain of 1.17% in the benchmark MSCI Europe Index. As noted in the Review of Non-U.S. Equity Markets, European stocks were hampered by rising global interest rates and concerns about the pace of economic expansion. Most markets posted losses in local currency terms over the past 12 months. A persistently weak dollar, however, enhanced returns for U.S.-based investors.
  The Portfolio's underperformance is principally due to a bias toward economi-cally sensitive stocks coupled with a representation in smaller and medium-sized companies. Fears of an aborted economic recovery caused investors to fa-vor more defensive stocks during the past ten months at the expense of economi-cally-sensitive companies. Rising interest rates depressed the shares of smaller companies which typically sell at premium multiples to their promising earnings growth rates. In addition, cash flow effects associated with the mar-keting of the Portfolio created a drag on Portfolio results.
  The Portfolio's country allocations generally contributed favorably to per-formance. Overall, European markets as measured by the MSCI Europe Index fell by 6.39% in local currency terms for the ten months ending February 28, 1995. Underweightings to markets undergoing political upheaval such as France and It-aly proved positive. From April 1994 to February 1995, French stocks slumped by 16.03% in local currency terms as measured by the MSCI France Index, while Italian shares plummeted by 18.39% in local currency terms as

--------------------------------------------------------------------------------
                                EUROPEAN EQUITY
--------------------------------------------------------------------------------
                             AVERAGE ANNUAL RETURN
--------------------------------------------------------------------------------

                                                    One     Three   Inception
                                                   Month    Month    to Date
--------------------------------------------------------------------------------
European Equity, Class A                           2.27%    1.63%     -0.48%
--------------------------------------------------------------------------------

A line graph depicting the total growth (including reinvestment of dividends and capital gains) of a hypothetical investment of $10,000 in SEI European Equity Portfolio Class A shares from April 30, 1994 through February 28, 1995 as compared with the growth of a $10,000 investment on the MSCI Europe Index. The plot points used to draw the line graph were as follows:

                             [GRAPH APPEARS HERE]

       COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE EUROPEAN EQUITY PORTFOLIO, CLASS A, VERSUS THE MSCI EUROPE INDEX



                               GROWTH OF        GROWTH OF
                                 $10,000          $10,000
                                INVESTED         INVESTED
Measurement period              IN CLASS      IN THE MSCI
(Fiscal Year Covered)           A SHARES     EUROPE INDEX
---------------------           --------     ------------
 4/30/94                        $10,000        $10,000
 2/28/95                        $ 9,959        $10,125


/1/For the period ended February 28, 1995. Past performance is no indication of future performance. Class A Shares were offered beginning April 29, 1994.

--------------------------------------------------------------------------------
EUROPEAN EQUITY (continued)
measured by the MSCI Italy Index. An overweight to Swedish stocks, which was gradually increased during the past ten months, also enhanced returns as re-flected by the MSCI Sweden Index's return of 2.59%. Swedish stocks were favored for their economically-sensitive profile and in acknowledgment of their more attractive valuations relative to German and Dutch industrials.
  Despite the Portfolio's favorable country allocations, poor stock selection and an unfavorable currency mix hampered results. The Portfolio's UK stocks in particular, hurt results. During the fourth calendar quarter, the Portfolio's smaller capitalization German stocks (such as software producer SAP) corrected sharply to a third quarter rally and exerted a negative impact on Portfolio performance. Currency allocation, which was in line with country allocations, also hindered results. In particular, the Portfolio's underweight to the Ger-man, Dutch and Swiss stocks imposed an underweighting to the mark, guilder and Swiss franc. For the ten months ended February 28, these "deutschemark bloc" currencies were among Europe's strongest performers versus the dollar--gaining more than 13%.
  Looking ahead, the Portfolio will maintain its commitment to economically-sensitive shares as the European economy continues to expand toward peak pro-duction. With U.S. interest rates appearing to have plateaued and political un-certainty in selected markets moving toward resolution, investors should begin to refocus on fundamentals, which have been quietly upbeat for the past several months.

                          PORTFOLIO MARKET ALLOCATIONS
                             VERSUS MSCI EAFE INDEX

                FEBRUARY 28, 1995   FEBRUARY 28, 1994
                ------------------- --------------------
                PORTFOLIO   EAFE     PORTFOLIO   EAFE
                ------------------- ----------- --------
Austria               0.0%     0.9%         --       --
Belgium               1.3%     2.4%         --       --
Denmark               1.1%     1.7%
Finland               1.2%     1.2%
France                9.8%    12.4%         --       --
Germany               9.5%    15.0%         --       --
Ireland               0.0%     0.6%
Italy                 2.7%     4.9%         --       --
Netherlands           5.4%     8.2%         --       --
Norway                1.8%     0.9%         --       --
Spain                 6.6%     3.5%         --       --
Sweden                9.7%     3.7%         --       --
Switzerland           7.2%    10.6%         --       --
United Kingdom       35.5%    33.9%         --       --
All Other             0.0%     0.0%         --       --
Cash                  8.3%     0.0%         --       --

Fund was not open as of February 28, 1994
Numbers may not add up to 100% due to rounding.

                         PACIFIC BASIN EQUITY PORTFOLIO

  OBJECTIVE. The Pacific Basin Equity Portfolio seeks to provide long-term cap-ital appreciation by investing primarily in a diversified portfolio of equity securities of issuers located in Japan and other markets in the Far East.
  STRATEGY. The adviser adopts a combined "top-down", "bottom-up" approach to managing the Pacific Basin Equity Portfolio. The Portfolio is typically in-vested in 12 markets and in 80 to 100 stocks. Further diversification is pro-vided by investment in a wide range of capitalization stocks. The Pacific Basin Equity Portfolio will invest primarily in equity securities of issuers located in any of the following countries: Japan, Hong Kong, Singapore, Malaysia, Aus-tralia, New Zealand and South Korea.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

PACIFIC BASIN EQUITY (continued)

  ANALYSIS. Launched on April 29, 1994, the total return of the Pacific Basin Equity Portfolio was -12.7% since its inception. The Portfolio has failed to beat its benchmark, the Morgan Stanley Capital International (MSCI) Pacific In-dex, which had a total return of -8.62% over the same time period. The primary reasons for the Portfolio's underperformance were an overexposure to South Ko-rea coupled with poor stock selection within Japan. Partially offsetting these influences were an overweight to Hong Kong securities, and an underweighted po-sition in Japanese stocks overall.
  The Portfolio was unable to invest in South Korean securities until October pending approval of local regulators. Shortly thereafter, on November 11, the Korean market hit its 1994 high and began a 15.69% slide (which lasted through the end of February) in response to the Korean central bank's adoption of strict monetary controls to reduce inflation. This tight monetary policy spurred local interest rates to their highest point in nearly three years, sending the equity market spiraling downward as investors sold off equities to invest in more attractive fixed income investments.
  Within Japan, the Portfolio emphasized consumer goods on the hopes of an eco-nomic recovery and exporters' anticipation of a fall in the value of the yen. Sluggish growth that has dominated Japan for the past year and a persistently strong yen undermined this strategy. Holdings in Japan were further hampered by a confluence of specific and unrelated events during January leading to an underperformance of 3% versus the benchmark. On January 17, the region of Osa-ka, centered around the city of Kobe was hit by a devastating earthquake.

--------------------------------------------------------------------------------
                             PACIFIC BASIN EQUITY
--------------------------------------------------------------------------------
                        AVERAGE ANNUAL TOTAL RETURN/1/
--------------------------------------------------------------------------------

                                                 One     Three     Inception
                                                Month    Month      to Date
--------------------------------------------------------------------------------
Pacific Basin Equity, Class A                   -1.02%   -9.81%    -15.00%
--------------------------------------------------------------------------------

A line graph depicting the total growth (including reinvestment of dividends and capital gains) of a hypothetical investment of $10,000 in SEI Pacific Basin Equity Portfolio Class A shares from April 30, 1994 through February 28, 1995 as compared with the growth of a $10,000 investment in the MSCI Pacific Index. The plot points used to draw the line graph were as follows:

                         [GRAPH APPEARS HERE]

       COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PACIFIC BASIN EQUITY PORTFOLIO, CLASS A VERSUS THE MSCI PACIFIC INDEX

                                               GROWTH OF A
                               GROWTH OF A         $10,000
                                   $10,000   INVESTMENT IN
Measurement period           INVESTMENT IN        THE MSCI
(Fiscal Year Covered)       CLASS A SHARES   PACIFIC INDEX
---------------------       --------------   -------------
 4/30/94                        $10,000          $10,000
 2/28/95                        $ 8,730          $ 9,134


/1/For the period ended February 28, 1995. Past performance is no indication of future performance. Class A Shares were offered beginning April 29, 1994.

Over the next few weeks, construction issues were bid up on the assumption of increased earnings through the rebuilding of the Osaka region. The Portfolio was underweighted to these issues as, absent the earthquake, fundamentals did not warrant investment. In addition, the region is a hub for overseas shipping which adversely affected the Portfolio given its bias toward exporters. Sepa-rately, during the last week of January, Sumitomo Bank announced that it would report a net loss for the first time since World War II. On the announcement, the banking sector rose just over ten percent on speculation that the rest of the banking sector would begin to finally write off bad loans acquired during the bubble economy

--------------------------------------------------------------------------------
PACIFIC BASIN EQUITY (continued)
years and reinvigorate the waning Japanese banking market. Banking related is-sues represent 30% of the Japanese market and, again reflecting an assessment of weak fundamentals, the Portfolio was significantly underweighted in this ar-ea. This underweight to banks helped as banking issues were steadily sold off all year as rising global interest rates were thought to hurt margins and loan volume. Overall investments in Japan were off 12.86% since the Portfolio's in-ception. As of February 28, 1995, the Portfolio is approximately 10% underweighted to Japan.
  The Portfolio's Hong Kong exposure, which has been maintained at nearly twice the benchmark exposure, enhanced performance for the fiscal year. The Hang Seng Index was down 5.36% from the Portfolio's inception through February 28, 1995. The Portfolio's Hong Kong representation is highly concentrated in Hang Seng securities, which is dominated by property stocks. These property stocks were sold off all year as local property prices went into a free fall, losing about 40% of its value from its peak at the beginning of 1994.

                          PORTFOLIO MARKET ALLOCATIONS
                             VERSUS MSCI EAFE INDEX

             FEBRUARY 28, 1995   FEBRUARY 28, 1994
             ------------------- --------------------
             PORTFOLIO   EAFE     PORTFOLIO   EAFE
             ------------------- ----------- --------
Australia          4.7%     5.1%         --       --
Hong Kong         10.1%     5.9%         --       --
Japan             62.0%    81.4%         --       --
Malaysia           3.9%     4.6%         --       --
New Zealand        1.7%     0.8%         --       --
Singapore          4.1%     2.3%
South Korea        7.2%     0.0%
All Other          0.0%     0.0%         --       --
Cash               6.3%     0.0%         --       --

Fund was not open as of February 28, 1994
Numbers may not add up to 100% due to rounding.

                      INTERNATIONAL FIXED INCOME PORTFOLIO

  OBJECTIVES. The International Fixed Income Portfolio seeks to provide capital appreciation and current income through investments in fixed income securities of non-U.S. issuers. The Portfolio also seeks to provide U.S.-based investors with a vehicle to diversify and enhance the returns of the domestic fixed in-come portion of their portfolios. The Portfolio invests primarily in high-qual-ity, non-U.S. dollar denominated government and corporate debt obligations. There are no restrictions on the Portfolio's average maturity, although the du-ration is expected to range between one and nine years.
  STRATEGY. Portfolio construction entails a two-stage process which combines fundamental macroeconomic analysis and technical price analysis. First, a fun-damental judgment is made about the direction of a market's interest rates and its currency. A technical price overlay is then applied to the fundamental po-sition to ensure that the Portfolio is not substantially overweighted in a de-clining market or underweighted in a rising one.
  Country and currency allocations are made separately. As a result, the Port-folio's currency exposure may differ from its underlying bond holdings. Invest-ments will generally be diversified across 6 to 12 countries with continual ex-posure to the three major trading blocs: North America, Europe, and the Pacific Basin. Depending upon the relative fundamental and technical views, each trad-ing bloc is over or underweighted relative to the Portfolio's benchmark index. Currency exposure is actively managed to maximize return through the use of forward currency contracts and cross-currency hedging techniques.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

INTERNATIONAL FIXED INCOME (continued)

--------------------------------------------------------------------------------
                          INTERNATIONAL FIXED INCOME
--------------------------------------------------------------------------------
                        AVERAGE ANNUAL TOTAL RETURN/1/
--------------------------------------------------------------------------------

                                                                   Inception
                                                          One         to
                                                         Year        Date
--------------------------------------------------------------------------------
International Fixed Income, Class A                      8.43%       7.81%
--------------------------------------------------------------------------------

A line graph depicting the total growth (including reinvestment of dividends and capital gains) of a hypothetical investment of $10,000 in SEI International Fixed Income Portfolio Class A shares from September 30, 1993 through
February 28, 1995 as compared with the growth of a $10,000 investment in the Salomon Non-U.S. World Government Bond Unhedged Index. The plot points used to draw the line graph were as follows:

                         [GRAPH APPEARS HERE]

       COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE
           INTERNATIONAL FIXED INCOME PORTFOLIO, CLASS A VERSUS THE
            SALOMON NON-U.S. WORLD GOVERNMENT BOND UNHEDGED INDEX

                                              GROWTH OF A
                                                  $10,000
                                            INVESTMENT IN
                                              THE SALOMON
                              GROWTH OF A  NON-U.S. WORLD
                                  $10,000      GOVERNMENT
Measurement period          INVESTMENT IN            BOND
(Fiscal Year Covered)      CLASS A SHARES  UNHEDGED INDEX
---------------------      --------------  --------------
 9/30/93                        $10,000          $10,000
 2/28/94                        $10,087          $10,089
 2/28/95                        $10,937          $11,156

/1/For the period ended February 28, 1995. Past performance is no indication of future performance. Class A Shares were offered beginning September 1, 1993.

  ANALYSIS: The International Fixed Income Portfolio posted a total return of 8.43% for the year ended February 28, 1995. By comparison, the Salomon Brothers Non-U.S. World Government Bond Index (Unhedged) returned 10.58% during the same time period.
  As noted in the Review of Non-U.S. Bond Markets, the higher-yielding markets of Europe were among the best performing markets during the first half of the fiscal year. The stability of foreign exchange rates coupled with improving economic conditions provided a lift to those countries struggling with budget deficits. Italian, French and Swedish bonds outperformed the core markets of Germany and the Netherlands, which were overweighted in the Portfolio, and per-formance lagged the index as a result.
  The Portfolio also suffered from its long duration stance versus the bench-mark index. Duration ranged between 120% and 140% of the index during early 1994, and as rising interest rates spread from the U.S. to Europe and Japan, the Portfolio suffered more price depreciation than the index. Portfolio dura-tion was pared back through the summer to approximately 90% of the index which allowed the Portfolio to recover some of its losses.
  Towards the end of 1994 and into 1995, the Portfolio's strategy of emphasiz-ing the core markets of Europe began to generate increasing returns. The deval-uation of the Mexican peso and the political problems of Italy, Spain and France drove investors to the deutschemark. The Italian lira and French franc touched lows against the deutschemark in early 1995. This benefited performance and the Portfolio recouped much of its underperformance from the first half of the fiscal year.

                   MARKET ALLOCATIONS AND PORTFOLIO DURATION
                          VERSUS THE SALOMON NON-U.S.
                          WORLD GOVERNMENT BOND INDEX

                        MARKET WEIGHTING    DURATION
                        ---------------- ---------------
                        PORTFOLIO INDEX  PORTFOLIO INDEX
                        --------- ------ --------- -----
Japan                    30.99%   31.42%   6.52    5.54
Germany                  36.86%   16.62%   5.60    4.53
Italy                     3.22%   10.15%   3.12    3.21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

INTERNATIONAL FIXED INCOME (continued)

--------------------------------------------------------------------------------
                          INTERNATIONAL FIXED INCOME
--------------------------------------------------------------------------------
                        AVERAGE ANNUAL TOTAL RETURN/1/
--------------------------------------------------------------------------------

                                                                   Inception
                                                          One         to
                                                         Year        Date
--------------------------------------------------------------------------------
International Fixed Income, Class A                      8.43%       7.81%
--------------------------------------------------------------------------------

A line graph depicting the total growth (including reinvestment of dividends and capital gains) of a hypothetical investment of $10,000 in SEI International Fixed Income Portfolio Class A shares from September 30, 1993 through
February 28, 1995 as compared with the growth of a $10,000 investment in the Salomon Non-U.S. World Government Bond Unhedged Index. The plot points used to draw the line graph were as follows:

                         [GRAPH APPEARS HERE]

       COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE
           INTERNATIONAL FIXED INCOME PORTFOLIO, CLASS A VERSUS THE
            SALOMON NON-U.S. WORLD GOVERNMENT BOND UNHEDGED INDEX

                                              GROWTH OF A
                                                  $10,000
                                            INVESTMENT IN
                                              THE SALOMON
                              GROWTH OF A  NON-U.S. WORLD
                                  $10,000      GOVERNMENT
Measurement period          INVESTMENT IN            BOND
(Fiscal Year Covered)      CLASS A SHARES  UNHEDGED INDEX
---------------------      --------------  --------------
 9/30/93                        $10,000          $10,000
 2/28/94                        $10,087          $10,089
 2/28/95                        $10,937          $11,156


/1/For the period ended February 28, 1995. Past performance is no indication of future performance. Class A Shares were offered beginning September 1, 1993.

  ANALYSIS: The International Fixed Income Portfolio posted a total return of 8.43% for the year ended February 28, 1995. By comparison, the Salomon Brothers Non-U.S. World Government Bond Index (Unhedged) returned 10.58% during the same time period.
  As noted in the Review of Non-U.S. Bond Markets, the higher-yielding markets of Europe were among the best performing markets during the first half of the fiscal year. The stability of foreign exchange rates coupled with improving economic conditions provided a lift to those countries struggling with budget deficits. Italian, French and Swedish bonds outperformed the core markets of Germany and the Netherlands, which were overweighted in the Portfolio, and per-formance lagged the index as a result.
  The Portfolio also suffered from its long duration stance versus the bench-mark index. Duration ranged between 120% and 140% of the index during early 1994, and as rising interest rates spread from the U.S. to Europe and Japan, the Portfolio suffered more price depreciation than the index. Portfolio dura-tion was pared back through the summer to approximately 90% of the index which allowed the Portfolio to recover some of its losses.
  Towards the end of 1994 and into 1995, the Portfolio's strategy of emphasiz-ing the core markets of Europe began to generate increasing returns. The deval-uation of the Mexican peso and the political problems of Italy, Spain and France drove investors to the deutschemark. The Italian lira and French franc touched lows against the deutschemark in early 1995. This benefited performance and the Portfolio recouped much of its underperformance from the first half of the fiscal year.

                   MARKET ALLOCATIONS AND PORTFOLIO DURATION
                          VERSUS THE SALOMON NON-U.S.
                          WORLD GOVERNMENT BOND INDEX

                        MARKET WEIGHTING    DURATION
                        ---------------- ---------------
                        PORTFOLIO INDEX  PORTFOLIO INDEX
                        --------- ------ --------- -----
Japan                    30.99%   31.42%   6.52    5.54
Germany                  36.86%   16.62%   5.60    4.53
Italy                     3.22%   10.15%   3.12    3.21
France                    3.80%    9.71%   4.21    5.31
United Kingdom            8.72%    8.44%   7.27    5.92
Netherlands               5.70%    4.88%   5.05    5.47
Canada                    1.95%    4.18%   7.81    5.05
Belgium                   0.87%    4.06%   4.65    4.70
Spain                     0.96%    3.30%   5.75    3.51
Denmark                   1.53%    2.18%   5.64    4.35
Sweden                    0.27%    2.08%   4.60    4.24
Australia                 1.17%    1.32%   4.60    4.48
Austria                   0.00%    1.16%   0.00    4.60
Switzerland              (0.08)%   0.00%   0.00    0.00
New Zealand               1.76%    0.00%   2.17    0.00
European Currency Unit    0.88%    0.00%   0.00    0.00
United States             1.40%    0.00%   0.21    0.00

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
CORE INTERNATIONAL EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                                Market
                                                Value
Description                           Shares    (000)
-------------------------------------------------------

FOREIGN COMMON STOCKS -- 98.7%
AUSTRALIA -- 7.0%
 Australia & New Zealand Bank Group    531,827 $  1,864
 Australian National                 1,128,000    1,124
 Boral                                 450,000    1,205
 Brambles                              179,441    1,700
 Broken Hill Proprietary               427,100    5,894
 Burns Philip                          209,326      502
 Coles Myer                            236,100      791
 Lend Lease                             46,000      577
 National Australia Bank               350,272    2,822
 Newscorp                              308,456    1,372
 Pioneer                               761,900    1,833
 SA Breweries                          383,350      883
 Westpac Banking                       682,707    2,519
                                               --------
                                                 23,086
                                               --------
BELGIUM -- 2.9%
 Electrabel                             11,400    2,233
 Fortis                                  8,600      741
 Groupe Bruxelles Lambert                5,500      669
 Kredietbank                             6,810    1,434
 Petrofina                               2,330      685
 Societe Generale de Belgique           25,820    1,763
 Solvay                                  1,500      776
 Tractebel                               3,000      915
 Union Miniere*                          6,800      447
                                               --------
                                                  9,663
                                               --------
CANADA -- 2.6%
 Alcan Aluminum                         17,100      416
 Bank of Montreal                       54,500    1,061
 Bank of Nova Scotia                    86,900    1,715
 Canadian Imperial Bank of Commerce     71,200    1,738
 Imperial Oil                           24,900      847
 Nova Corporation of Alberta            91,200      736
 Oshawa Group                           15,300      206
 Royal Bank of Canada                   43,200      892
 Seagram                                30,200      929
                                               --------
                                                  8,540
                                               --------
FRANCE -- 10.4%
 Banque National de Paris               19,400      860
 Cap Gemini Sogeti                      30,000      979
 Christian Dior                         21,000    1,678
 Cie Bancaire                           17,450    1,656
 Cie de Saint Gobain                    26,121    3,075
 Cie Financier de Suez                   8,800      386
 Cie Generale D'Industrie Et de Part     4,000      816

--------------------------------------------------------------------------------

                                            Market
                                            Value
Description                       Shares    (000)
---------------------------------------------------

 Cie Generale de Eaux               31,330 $  2,900
 Colas                               3,000      497
 Credit Local de France             21,800    1,734
 De Dietrich Et Compagnie              750      395
 Ecco                                4,400      517
 Epeda Bertrand Faure                3,650      669
 Financiere Poliet                   6,150      472
 Groupe de La Cite                   5,760      833
 Lafarge Coppee                     28,650    1,848
 LVMH Moet Hennessy                 14,811    2,367
 Michelin "B"*                      26,300    1,051
 Pechiney                           17,500    1,177
 Peugeot                            15,025    2,050
 Saint Louis-Bouchon                 5,250    1,435
 Societe Nationale Elf Aquitaine    59,291    4,256
 Sommer Allibert                       900      306
 Total Compaigne "B"                37,637    2,081
                                           --------
                                             34,038
                                           --------
GERMANY -- 4.1%
 BASF                               17,600    3,898
 Bayer                              11,017    2,717
 Degussa                             4,200    1,349
 Hochtief                            2,100    1,192
 Hoechst                             7,350    1,635
 Karstadt                            3,400    1,373
 Man                                 4,600    1,297
                                           --------
                                             13,461
                                           --------
HONG KONG -- 2.6%
 China Light & Power               162,200      791
 Hang Seng Bank                    103,000      640
 Henderson Investment            1,098,000      767
 Hong Kong Telecommunications      116,000      209
 HSBC Holdings                     150,000    1,576
 Kumagai Gumi                      424,000      293
 New World China Fund               88,000      933
 Regal Hotels                    3,940,000      759
 Sino Land                       2,034,000    1,631
 Varitronix                        653,000      955
                                           --------
                                              8,554
                                           --------
ITALY -- 2.8%
 Fiat SPA*                         482,000    1,212
 Fidis                             282,600      639
 Mondadori                         140,000      896
 Olivetti*                       1,000,000    1,113
 Rinascente di Risp                 49,000      132
 SAI di Risp                       101,000      469
 STET                              582,900    1,622

GERMANY -- 4.1%
 BASF                               17,600    3,898
 Bayer                              11,017    2,717
 Degussa                             4,200    1,349
 Hochtief                            2,100    1,192
 Hoechst                             7,350    1,635
 Karstadt                            3,400    1,373
 Man                                 4,600    1,297
                                           --------
                                             13,461
                                           --------
HONG KONG -- 2.6%
 China Light & Power               162,200      791
 Hang Seng Bank                    103,000      640
 Henderson Investment            1,098,000      767
 Hong Kong Telecommunications      116,000      209
 HSBC Holdings                     150,000    1,576
 Kumagai Gumi                      424,000      293
 New World China Fund               88,000      933
 Regal Hotels                    3,940,000      759
 Sino Land                       2,034,000    1,631
 Varitronix                        653,000      955
                                           --------
                                              8,554
                                           --------
ITALY -- 2.8%
 Fiat SPA*                         482,000    1,212
 Fidis                             282,600      639
 Mondadori                         140,000      896
 Olivetti*                       1,000,000    1,113
 Rinascente di Risp                 49,000      132
 SAI di Risp                       101,000      469
 STET                              582,900    1,622

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
CORE INTERNATIONAL EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                      Market
                                      Value
Description                 Shares    (000)
---------------------------------------------

 Telecom Italia              540,000 $  1,303
 Telecom Italia di Risp      970,400    1,884
                                     --------
                                        9,270
                                     --------
JAPAN -- 30.9%
 Advantest                    37,000      954
 Amada                        75,000      746
 Aoyama Trading               77,000    1,324
 Asahi Chemical               72,000      477
 Asahi Glass                  89,000      986
 Canon                        25,000      373
 Central Glass*               60,000      230
 Chiba Kogyo Bank              1,100       48
 Chubu Electric Power         34,000      828
 Citizen Watch               122,000      840
 Dai Nippon Ink & Chemical   368,000    1,608
 Dai Nippon Printing         158,000    2,340
 Daicel Chemical              39,000      184
 Daido Steel                 278,000    1,368
 Daihatsu Motor              371,000    1,729
 Daikin Industries           172,000    1,286
 Daikyo                      222,000    1,607
 Daito Trust Construction     87,000      748
 Daiwa Bank                  128,000    1,069
 Daiwa House                  87,000    1,271
 Daiwa Securities            177,000    1,980
 Fanuc                        18,900      771
 Fuji Photo Film              96,000    2,058
 Fujita                      108,000      579
 Fujitsu                     273,000    2,494
 Hankyu Realty                36,000      247
 Hino Motors                 190,000    1,496
 Hitachi                     609,000    5,330
 Hokkaido Takushoku Bank     232,000      800
 Honda Motor                 121,000    1,830
 Hyakugo Bank                 93,000      583
 Kagoshima Bank              116,000      847
 Kirin Brewery               188,000    1,947
 Kishu Paper                  97,000      412
 Matsushita Electric         353,000    5,119
 Mitsubishi Estate           145,000    1,464
 Mitsubishi Gas Chemical     431,000    1,763
 Mitsubishi Paper             44,000      256
 Mitsui Fudosan              152,000    1,557
 Mitsui Trust & Banking      206,000    1,854
 Navix Line*                 517,000    1,483
 Nichii                       81,000      881
 Nikko Securities            118,000    1,080
 Nintendo                     23,700    1,249
 Nippon Chemical             104,000      787
 Nippon Credit Bank          101,000      520
 Nippon Meat Packers         103,000    1,344
 Nippon Sheet Glass          135,000      692

--------------------------------------------------------------------------------

                                             Market
                                             Value
Description                        Shares    (000)
----------------------------------------------------

 Nippon Steel                       137,000 $    480
 Nissan Fire & Marine Insurance      56,000      363
 Nissan Motors                      263,000    1,801
 NKK*                               384,000      990
 NSK                                159,000      980
 Obayashi                           172,000    1,301
 Orient                             118,000      631
 Orix                                31,000    1,085
 Osaka Gas                          656,000    2,412
 Pioneer Electronics                 70,000    1,494
 Sangetsu                             1,000       26
 Seino Transportation                59,000      929
 Sekisui House                      228,000    2,574
 Shimizu                            126,000    1,253
 Shinmaywa Industries               103,000      882
 Skylark                             44,000      647
 Sumitomo Bank                      182,000    3,318
 Sumitomo Metal*                    751,000    2,155

 Sumitomo Realty & Development      110,000      599
 Taisei                             193,000    1,243
 Takeda Chemical                    192,000    2,227
 Tokyo Electric Power                87,500    2,374
 Tokyo Steel                         54,500    1,225
 Toray Industries                   429,000    2,693
 Toshiba                            598,000    3,784
 Victor of Japan*                   144,000    1,596
 Yokogawa Bridge                     41,000      531
                                            --------
                                             101,032
                                            --------
MALAYSIA -- 1.7%
 Faber Group*                     1,009,000      965
 Land and General                   280,500      797
 Malaysian International Shipping   668,000    1,832
 MBF Capital                        458,000      519
 Rashid Hussain                     378,000      992
 Westmont Berhad                     93,000      459
                                            --------
                                               5,564
                                            --------
NETHERLANDS -- 3.7%
 ABN Amro Holdings                   51,000    1,857
 Ahold                               52,000    1,674
 DSM                                 10,100      822
 Heineken                            10,800    1,695
 International Nederlanden           56,700    2,780
 KPN                                 25,600      905
 Philips Electronics                 76,665    2,543
                                            --------
                                              12,276
                                            --------
NEW ZEALAND -- 3.0%
 Carter Holt Harvey               1,027,837    2,265
 Fernz                               89,600      298

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   Market
                                                   Value
Description                              Shares    (000)
----------------------------------------------------------

 Fisher & Paykel                          130,400 $    334
 Fletcher Challenge                       889,400    2,214
 Fletcher Challenge Forest                266,700      338
 Lion Nathan                              498,600      947
 Telecom Corporation of New Zealand       685,600    2,375
 Telecom Corporation of New Zealand ADR    20,200    1,119
                                                  --------
                                                     9,890
                                                  --------
NORWAY -- 0.6%
 Den Norske Bank "B"*                     242,909      640
 Kvaerner "B"                              30,000    1,302
                                                  --------
                                                     1,942
                                                  --------
SINGAPORE -- 2.8%
 Creative Technology*                      72,800      819
 DBS Land                                 184,000      480
 Fraser and Neave                          54,000      570
 Jardine Matheson Holdings                155,000    1,426
 Jardine Strategic Holdings               166,000      618
 Sembawang Maritime                       129,000      539
 Singapore Press "F"                       67,000    1,152
 Strait Steamship Land                    251,000      776
 United Overseas Bank "F"                 280,000    2,725
                                                  --------
                                                     9,105
                                                  --------
SPAIN -- 2.5%
 Banco Bilbao-Vizcaya                      23,480      627
 Banco de Santander                        19,200      689
 Banco Intercon                            11,800      969
 Banco Popular                              8,000    1,019
 Iberdrola                                293,900    1,843
 Repsol                                    33,800      968
 Telefonica de Espana                     143,000    1,788
 Viscofan Envoltura                        30,400      398
                                                  --------
                                                     8,301
                                                  --------
SWEDEN -- 1.0%
 Autoliv AB*                               10,000      369
 Pharmacia AB                             103,000    1,898
 Trelleborg AB "B"*                        80,000    1,109
                                                  --------
                                                     3,376
                                                  --------
SWITZERLAND -- 2.5%
 Holderbank Glarus                          2,250    1,670
 Nestle SA                                  2,020    1,954
 Roche Holdings                               354    1,964
 Schweiz Ruckversicherung                   3,210    1,927
 Zurich Versicherung                          800      766
                                                  --------
                                                     8,281
                                                  --------

--------------------------------------------------------------------------------

                                        Market
                                        Value
Description                   Shares    (000)
-----------------------------------------------

UNITED KINGDOM -- 17.6%
 AAH Holdings                   60,000 $    406
 ASDA Group                    630,000      675
 Bass                          170,000    1,359
 BAT Industries                210,347    1,385
 Booker                        102,000      604
 British Gas                   859,000    3,956
 British Petroleum             411,385    2,578
 BTR                           211,000    1,047
 Charter                        98,650    1,165
 Courtaulds                     30,000      199
 Dixons Group                  301,000    1,000
 Guinness                      263,500    1,733
 Hillsdown Holdings            457,000    1,287
 HSBC Holdings                  83,000      872
 HSBC Holdings                  40,300      423
 Imperial Metal                 40,000      196
 Lasmo*                        449,998    1,097

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Lloyds Abbey Life             160,000      868
 Lloyds Bank                   350,200    3,176
 London Electricty              35,000      398
 Marks & Spencer               164,000      967
 Midlands Electric              39,600      460
 Mirror Group                  196,000      419
 National Power                 65,000      477
 National Westminster          256,500    1,952
 Northern Foods                310,000    1,001
 Ocean Group                   239,500    1,057
 Peninsular & Oriental         209,700    1,872
 Reckitt & Coleman              10,625      105
 Royal Insurance               407,500    1,799
 RTZ                           155,955    1,818
 Sainsbury (J)                 149,490      970
 Scottish Power                190,000      986
 Sears                         586,000      918
 Smith (Wh) Group               97,000      637
 Smithkline Beecham Units      533,628    4,074
 Storehouse                    283,000      996
 Sun Alliance Group            343,900    1,693
 T & N                       1,070,000    2,726
 Tesco                         475,000    1,883
 Thames Water                  245,500    1,853
 Thorn EMI                      86,290    1,422
 Unilever                       43,000      796
 Whitbread "A"                 170,000    1,447
 Yorkshire Water               131,000    1,064
                                       --------
                                         57,816
                                       --------
Total Foreign Common Stocks
 (Cost $322,366)                        324,195
                                       --------

STATEMENT OF NET ASSETS/SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995

CORE INTERNATIONAL EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                                                       Market
                                                          Face Amount  Value
Description                                                  (000)     (000)
-------------------------------------------------------------------------------

REPURCHASE AGREEMENT -- 0.6%
 J.P. Morgan
  6.01%, dated 2/28/95, matures 3/1/95, repurchase price
  $2,099,539 (collateralized by Federal National Mortgage
  Association, 7.375%, due 12/25/21, par value
  $2,298,052; market value $2,155,098)                     $   2,100  $  2,100
                                                                      --------
Total Repurchase Agreement
 (Cost $2,100)                                                           2,100
                                                                      --------
Total Investments -- 99.3%
 (Cost $324,466)                                                       326,295
                                                                      --------
OTHER ASSETS AND LIABILITIES -- 0.7%
 Other Assets and Liabilities, Net                                       2,259
                                                                      --------
NET ASSETS:
 Portfolio shares of Class A (unlimited authorization --
   no par value) based on 34,249,039 outstanding shares
  of beneficial interest                                               318,688
 Portfolio shares of ProVantage Funds (unlimited
  authorization -- no par value) based on 5,286 shares of
  beneficial interest                                                       55
 Accumulated net realized gain on investments                           17,784
 Accumulated net realized loss on foreign currency
  transactions                                                          (8,715)
 Net unrealized depreciation on forward foreign currency
  contracts, foreign currencies and translation of other
  assets and liabilities denominated in foreign
  currencies                                                            (1,056)
 Net unrealized appreciation on investments                              1,829
 Accumulated net investment loss                                           (31)
                                                                      --------
Total Net Assets -- 100.0%                                            $328,554
                                                                      ========
Net Asset Value, Offering and Redemption Price Per
 Share -- Class A                                                     $   9.59
                                                                      ========
Net Asset Value and Redemption Price Per Share --
  ProVantage Funds                                                    $   9.56
                                                                      ========
Maximum Offering Price Per Share -- ProVantage Funds
 ($9.56 / 95%)                                                        $  10.06
                                                                      ========

*Non-income producing security
ADRAmerican Depository Receipt


EUROPEAN EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                          Market
                                           Value
Description                      Shares    (000)
--------------------------------------------------

FOREIGN COMMON STOCKS -- 94.3%
BELGIUM -- 1.3%
 Solvay                              900 $     466
                                         ---------
DENMARK -- 1.2%
 ISS International                13,700       423
                                         ---------
FINLAND -- 1.2%
 Nokia                             2,880       433
                                         ---------
FRANCE -- 10.1%
 Carrefour                         1,540       629
 Cetelem                           2,500       443
 Cie de Saint Gobain               3,600       424
 Cie Generale des Eaux             4,080       378
 Credit Foncier de France          2,790       363
 Galeries Lafayette                  750       307
 LVMH Moet Hennessey               3,890       621
 Societe Nationale Elf Aquitaine   7,000       502
                                         ---------
                                             3,667
                                         ---------

GERMANY -- 9.8%
 BASF                              2,200       487
 Beiersdorf                          517       344
 Hoechst                           1,860       414
 Hornbach Baumarket New              200       119
 Hornbach Holdings                   330       329
 Jungheinrich                      1,950       451
 Rhon Klinikum                       460       309
 SAP                                 745       621
 Wella                               680       468
                                         ---------
                                             3,542
                                         ---------
ITALY -- 2.7%
 Ansaldo Transport               125,920       324
 Benetton Group                   15,000       144
 Mediobanca Warrants*                272        --
 STET                            189,000       526
                                         ---------
                                               994
                                         ---------
NETHERLANDS -- 5.6%
 ABN Amro Holdings                 9,018       328
 Boskalis Westminster             15,150       297
 Reed Elsevier                    51,000       499
 International Nederlanden         7,820       383
 Royal Dutch Petroleum             4,630       523
                                         ---------
                                             2,030
                                         ---------
NORWAY -- 1.9%
 Norsk Hydro                      12,000       456
 Saga Petroleum "B"               17,640       219
                                         ---------
                                               675
                                         ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             Market
                                              Value
Description                          Shares   (000)
----------------------------------------------------

SPAIN -- 6.7%
 Autopistas Cesa                      36,362 $   302
 Continente*                          19,150     392
 Empresa Nacional de Electricidad      8,700     380
 Fomento de Construcciones Contratas   4,300     356
 Gas Natural SDG                       4,450     391
 Telefonica de Espana                 50,000     625
                                             -------
                                               2,446
                                             -------
SWEDEN -- 9.9%
 AGA Free "B"                         61,000     654
 Astra Free "B"                        8,300     206
 Electrolux "B"                        7,000     353
 Kalmar Industries*                   25,000     345
 Marieberg Tidnings "A"               14,000     334
 Mo Och Domsjo "B"*                   10,150     507
 Svenska Cellulosa*                   28,000     497
 Svenskt Stal "B"                      7,300     328
 Volvo Free "B"                       19,100     383
                                             -------
                                               3,607
                                             -------
SWITZERLAND -- 7.3%
 Brown Boveri & Cie                      590     515
 Holderbank Glarus                       697     517
 Nestle SA                               545     527
 Roche Holdings                          120     666
 Societe Generale de Surveillance        295     430
                                             -------
                                               2,655
                                             -------
UNITED KINGDOM -- 36.6%
 Abbey National                       60,000     418
 Argyll Group                         30,000     128
 BAT Industries                       60,000     395
 Blue Circle Industries               59,000     239
 Britannic Assurance                  16,000     130
 British Aerospace                    36,000     268
 British Aerospace New                 4,000      30
 British Airways                      53,000     327
 British Petroleum                   116,000     727
 British Sky Broadcasting*            86,000     345
 British Telecommunications          104,400     624
 BTR                                  70,000     347
 Commercial Union                     38,458     308
 Dalgety                              51,000     343
 De La Rue                            23,000     373
 English China Clay                   17,750      96
 General Electric                     67,000     308
 Glaxo Holdings                       38,700     388
 Granada Group                        56,000     451
 Grand Metropolitan                   69,500     421
 Great Universal Stores               33,000     266

--------------------------------------------------------------------------------

                                                                   Market
                                                                    Value
Description                                                Shares   (000)
--------------------------------------------------------------------------

 Hammerson "A"                                              51,500 $   264
 Harrison & Crossfield                                      62,000     140
 Heath, C.E.                                                18,000      70
 Lasmo*                                                    100,000     244
 Lex Service                                                24,000     106
 MEPC                                                       23,000     144
 Morrison Supermarket                                       87,000     191
 Mowlem, John*                                              40,400      57
 Next                                                       59,000     244
 Prudential                                                 74,000     357
 Reckitt & Coleman                                          46,625     462
 Reuters Holdings                                           55,000     386
 Rothman Units                                              58,000     412
 Royal Insurance                                            71,499     316
 Saatchi & Saatchi*                                         63,159      92
 Scottish Power                                             60,000     311
 Sears                                                      95,000     149
 Sedgwick Group                                             95,000     233
 Severn Trent                                               31,500     251
 Smithkline Beecham Units                                   93,000     710
 Smiths Industries                                          51,000     351

 Tate & Lyle                                                57,000     392
 Williams Holdings                                          85,000     440
                                                                   -------
                                                                    13,254
                                                                   -------
Total Foreign Common Stocks
 (Cost $34,071)                                                     34,192
                                                                   -------
FOREIGN PREFERRED STOCKS -- 0.0%
NETHERLANDS -- 0.0%
 International Nederlanden*                                  1,012       5
                                                                   -------
Total Foreign Preferred Stocks
 (Cost $1)                                                               5
                                                                   -------
Total Investments -- 94.3% (of net assets) (Cost $34,072)          $34,197
                                                                   =======

*Non-income producing security

PACIFIC BASIN EQUITY PORTFOLIO

FOREIGN COMMON STOCKS -- 93.1%
AUSTRALIA -- 4.6%
 Amcor                              16,000 $115
 Australia & New Zealand Bank Group 36,000  126
 Australian National                30,000   30
 Broken Hill Proprietary            19,000  262
 CRA                                10,000  128
 John Fairfax                       68,000  142
 Mayne Nickless                     26,000  118
 Newscorp                           40,000  178
 Normandy Poseidon                  50,000   64

SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
PACIFIC BASIN EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                           Market
                                            Value
Description                        Shares   (000)
--------------------------------------------------

 Oil Search                         75,000 $    49
 Pancontinental Mining              60,000      77
 Western Mining                     31,125     167
 Woodside Petroleum                 17,000      63
                                           -------
                                             1,519
                                           -------
HONG KONG -- 10.0%
 Cheung Kong Holdings               71,000     309
 Citic Pacific                      80,000     199
 Hong Kong & Shanghai Hotels        48,000      56
 Hong Kong Electric                 97,000     290
 Hong Kong Telecommunications      190,800     343
 HSBC Holdings                      37,090     390
 Hutchison Whampoa                 103,000     437
 Mandarin Oriental                 272,718     323
 Sun Hung Kai Properties            49,200     331
 Swire Pacific "A"                  46,000     323
 Wharf Holdings                     91,000     313
                                           -------
                                             3,314
                                           -------
JAPAN -- 61.8%
 Amada                              34,000     338
 Aoyama Trading                      2,000      34
 Bridgestone                        54,000     738
 Canon                              23,000     343
 Canon Sales                         4,000      91
 Chain Store Okuwa                   5,000      96
 Credit Saison                      11,000     194
 Dai Tokyo Fire & Marine Insurance  15,000      96
 Daiwa Securities                   30,000     336
 DDI                                    30     223
 Denny's                             8,000     245
 East Japan Railway                    107     472
 Familymart                          5,040     233
 Fuji Photo Film                    11,000     236
 Glory                               4,000     111
 Hirose Electric                     4,000     213
 Innotech                            2,000      62
 Ito Yokado                         15,000     684
 Japan Airport Terminal             18,000     196
 Japan Associated Finance            2,000     215
 Kahma                               8,000     216
 Koa Fire & Marine Insurance        31,000     170
 Kobe Steel                         45,000     116
 Koito Industries                    5,000      55
 Kokusai Electric                    6,000     100
 Kuraray                            20,000     207
 Mabuchi Motor                       3,000     187
 Makita                             22,000     342
 Matsushita Electric                48,000     696
 Mitsubishi                         59,000     636
 Mitsubishi Electric               108,000     702

--------------------------------------------------------------------------------

                                       Market
                                        Value
Description                    Shares   (000)
----------------------------------------------

 Mitsubishi Gas Chemical        67,000 $   274
 Mitsubishi Motor               39,000     323
 Mitsubishi Trust & Banking     36,000     511
 Mitsui                         77,000     534
 Mitsui Petrochem               21,000     148
 Mos Food Services               2,000      60
 Mr. Max                         4,200      90
 Murata Manufacturing           16,000     529
 National House                  8,000     136
 New Oji Paper                  55,000     526
 Nippon Shinpan                 27,000     201
 Nippon Steel                   85,000     298
 Nippon Television               1,000     205
 Nomura Securities              22,000     381
 Okinawa Electric Power          4,000     110
 Omron                          12,000     204
 Sangetsu                        5,000     132
 Sankyo                         16,000     376

 Santen Pharmaceutical           5,000     127
 Seino Transportation           19,000     299
 Sekisui House                  33,000     373
 Seven Eleven                    1,100      72
 Shimachu                        8,000     210
 Shimamura                       5,500     204
 Shinetsu                       11,000     178
 Showa Shell Sekiyo             53,000     593
 Sony                            4,000     174
 Sony Music Entertainment        2,000      91
 Sumitomo Electric               7,000      80
 Sumitomo Forestry              20,000     280
 Taisho Pharmaceutical           7,000     119
 Takashimaya                    12,000     158
 Toho                            3,000     472
 Tokio Marine & Fire Insurance  57,000     596
 Tokyo Broadcasting System      23,000     312
 Tokyo Electronics              13,000     343
 Toray Industries               31,000     195
 Toshiba                       120,000     759
 Toyota Motor                   47,000     847
 Yamanouchi Pharmaceutical       4,000      78
 Yokogawa Electric              27,000     247
                                       -------
                                        20,428
                                       -------
MALAYSIA -- 3.9%
 Genting Berhad                 33,500     290
 Larut Consolidated             87,500     120
 Larut Convertable Loan Stock*  42,000      12
 Larut Warrants*                42,000      30
 Malayan Banking                37,500     248
 New Straits Times Press        33,000      91
 Perusahaan Otomobil            48,000     169
 Renong Berhad                  47,000      64

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   Market
                                                                    Value
Description                                                Shares   (000)
--------------------------------------------------------------------------

 Technology Resources                                       40,000 $   137
 Telekom Malaysia                                           18,000     126
                                                                   -------
                                                                     1,287
                                                                   -------
NEW ZEALAND -- 1.7%
 Carter Holt Harvey                                        255,511     563
                                                                   -------
SINGAPORE -- 4.1%
 DBS Land                                                   32,000      84
 Development Bank of Singapore "F"                          18,000     174
 Jurong Ship Yard                                           18,000     150
 Keppel                                                     25,000     200
 Singapore International Airlines "F"                       26,000     260
 Singapore Press "F"                                        12,400     213
 United Overseas Bank "F"                                   28,187     275
                                                                   -------
                                                                     1,356
                                                                   -------
SOUTH KOREA -- 7.0%
 Daewoo Securities                                           5,000     147
 Goldstar                                                   13,776     478
 Hanil Bank                                                  1,500      17
 Hanshin                                                     8,000     160
 Korea Electric Power                                       14,700     477
 Pohang Iron & Steel                                         7,000     545
 Samsung Electronic                                          2,040     295
 Shinhan Bank                                                8,000     156
 Shinhan Bank (New)                                          1,468      29
                                                                   -------
                                                                     2,304
                                                                   -------
Total Foreign Common Stocks
 (Cost $35,397)                                                     30,771
                                                                   -------
FOREIGN PREFERRED STOCKS -- 0.3%
AUSTRALIA -- 0.1%
 Newscorp                                                   10,500      42
                                                                   -------
SOUTH KOREA -- 0.2%
 Hanshin                                                     5,500      67
                                                                   -------
Total Foreign Preferred Stocks
 (Cost $156)                                                           109
                                                                   -------
Total Investments -- 93.4% (of net assets) (Cost $35,553)          $30,880
                                                                   =======

*Non-income producing security


EMERGING MARKETS EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                                Market
Description                          Shares   Value (000)
---------------------------------------------------------

FOREIGN COMMON STOCKS -- 77.8%
ARGENTINA -- 3.0%
 Central Costanera                     11,500   $   28
 Ciadea SA*                             2,800       15
 IRSA GDS*                              3,400       66
 Perez Companc                         16,200       52
                                                ------
                                                   161
                                                ------
BRAZIL -- 5.3%
 Brazil Fund                            6,400      169
 Cia Vale Do Rio Doce ADR               1,500       55
 Telebras ADR                           2,000       59
                                                ------
                                                   283
                                                ------
CHILE -- 5.1%
 Banco Osorno ADS*                      7,700       81
 Chilgener ADR                          7,000      164
 Maderas Y Sintecticos Sociedad ADR     1,500       26
                                                ------
                                                   271
                                                ------
CHINA -- 0.4%

 Huaneng Power ADS*                     1,300       20
                                                ------
GREECE -- 1.5%
 Hellenic Bottling                      2,210       79
                                                ------
HONG KONG -- 4.3%
 CDL Hotels International             116,000       50
 Guang Dong Investment                 96,000       44
 Johnson Electric Holdings             22,000       44
 MC Packaging                          70,000       23
 Shangri-La Asia                       42,000       43
 Siu-Fung Ceramics                    160,000       23
                                                ------
                                                   227
                                                ------
INDIA -- 1.8%
 India Investment Fund                  9,500       94
                                                ------
INDONESIA -- 4.9%
 Indonesia Satellite ADR*               4,100      146
 Indorayon                             14,000       35
 Semen Gresik "F"                      17,000       79
                                                ------
                                                   260
                                                ------
KOREA -- 2.1%
 Korea Equity Fund                      3,400       27
 Korea Fund                             1,400       27
 Korea Investment Fund                  4,600       57
                                                ------
                                                   111
                                                ------

SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
EMERGING MARKETS EQUITY PORTFOLIO
--------------------------------------------------------------------------------

                                              Market
Description                        Shares   Value (000)
-------------------------------------------------------

MALAYSIA -- 13.7%
 Arab Malaysian Merchant Bank        31,000   $  288
 IJM Corp Berhad                     36,000      124
 Resorts World Berhad                15,000       81
 United Engineers                    42,000      234
                                              ------
                                                 727
                                              ------
MEXICO -- 1.8%
 Cemex SA "B"                         3,000        7
 Kimberly Clark "A"                   1,000        7
 Panamerican Beverages ADR              695       17
 Penoles*                             5,000       10
 Telefonos de Mexico ADS              1,900       53
                                              ------
                                                  94
                                              ------
PHILIPPINES -- 6.0%
 Ayala "B"                           38,800       52
 Bacnotan Cement*                    51,200       62
 Manila Mining "B"                5,100,000       20
 Petron                             121,000       88
 Philippine Long Distance ADR         1,650       98
                                              ------
                                                 320
                                              ------
SINGAPORE -- 10.1%
 City Developments                    8,000       39
 Singapore International Airlines    13,000      130
 Singapore Press "F"                  5,000       86
 United Overseas Bank "F"            29,000      282
                                              ------
                                                 537
                                              ------
SOUTH AFRICA -- 0.9%
 Anglo American                         500       27
 Barlow                               2,200       22
                                              ------
                                                  49
                                              ------
SOUTH KOREA -- 1.5%
 Korea Electric Power ADR             2,050       38
 Pohang Iron & Steel ADS              1,600       41
                                              ------
                                                  79
                                              ------
TAIWAN -- 2.6%
 Taiwan (ROC) Fund*                   6,800       76
 Taiwan Equity Fund                   5,200       59
                                              ------
                                                 135
                                              ------
THAILAND -- 12.8%
 Electricity Generating*             66,300      169

--------------------------------------------------------------------------------

                                                    Shares/Face     Market
Description                                       Amount (000)(1) Value (000)
-----------------------------------------------------------------------------

 Siam Cement                                             4,300      $  258
 Thai Farmers Bank                                      30,200         250
                                                                    ------
                                                                       677
                                                                    ------
Total Foreign Common Stocks
 (Cost $4,070)                                                       4,124
                                                                    ------
Total Investments -- 77.8% (of net assets) (Cost
 $4,070)                                                            $4,124
                                                                    ======

*Non-income producing security
ADRAmerican Depository Receipt
ADSAmerican Depository Shares
GDS Global Depository Shares

INTERNATIONAL FIXED
INCOME PORTFOLIO

FOREIGN BONDS -- 85.3%
AUSTRALIA -- 1.2%
 Australian Government
  8.750%, 01/15/01                                         705      $  498
                                                                    ------
BELGIUM -- 2.4%
 Kingdom of Belgium
  9.000%, 06/27/01                                      15,000         527
  7.250%, 04/29/04                                      15,000         470
                                                                    ------
                                                                       997
                                                                    ------
CANADA -- 1.8%
 Canadian Government
  7.500%, 12/01/03                                          35          24
  6.500%, 06/01/04                                         615         386
  9.250%, 06/01/22                                         255         193
  9.000%, 06/01/25                                         240         178
                                                                    ------
                                                                       781
                                                                    ------
DENMARK -- 4.1%
 Kingdom of Denmark
  8.000%, 11/15/01                                       4,320         719
  8.000%, 05/15/03                                       6,300       1,041
                                                                    ------
                                                                     1,760
                                                                    ------
FRANCE -- 9.6%
 French Treasury Bill
  5.920%, 04/20/95                                       8,500       1,643
 Government of France OAT
  9.500%, 01/25/01                                       3,200         673
  5.500%, 04/25/04                                       4,310         709
  8.500%, 10/25/08                                       5,260       1,061
                                                                    ------
                                                                     4,086
                                                                    ------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Face Amount   Market
Description                  (000)(1)   Value (000)
---------------------------------------------------

GERMANY -- 18.8%
 Bundesrepublic
  9.000%, 10/20/00               2,095    $ 1,557
 Bundesschatzanweisungen
  6.875%, 02/24/99               1,295        890
 Deutschland Republic
  6.250%, 01/04/24                 625        354
 Deutschland Republic Float
  5.280%, 09/20/04               1,100        746
 KFW International Finance
  6.625%, 04/15/03               1,140        739
 Treuhandanstalt
  7.125%, 01/29/03                 210        141
  7.500%, 09/09/04               5,190      3,581
                                          -------
                                            8,008
                                          -------
ITALY -- 4.8%
 Italian Government BTPS
  8.500%, 04/01/99           2,675,000      1,408
  8.500%, 08/01/99           1,190,000        619
                                          -------
                                            2,027
                                          -------
JAPAN -- 25.8%
 Asian Development Bank
  5.000%, 02/05/03             226,000      2,413
 Export-Import Bank
  4.375%, 10/01/03             250,000      2,566
 Japanese Development Bank
  5.000%, 10/01/99              50,000        544
 Republic of Austria
  6.250%, 10/16/03             173,000      2,009
  3.750%, 02/03/09               5,000         46
 Republic of Finland
  6.000%, 01/29/02             130,000      1,466
 World Bank
  4.500%, 06/20/00              65,000        691
  4.500%, 03/20/03             120,000      1,252
                                          -------
                                           10,987
                                          -------
NETHERLANDS -- 5.6%
 Kingdom of Netherlands
  6.500%, 01/15/99                 137         83
 Netherlands Government
  6.250%, 07/15/98                 878        527
  7.500%, 06/15/99                 800        498
  8.500%, 03/15/01                 350        227
  7.250%, 10/01/04               1,725      1,038
                                          -------
                                            2,373
                                          -------

--------------------------------------------------------------------------------

                                    Face Amount   Market
Description                          (000)(1)   Value (000)
-----------------------------------------------------------

NEW ZEALAND -- 2.6%
 New Zealand Government
  9.000%, 11/15/96                       1,150    $   728
  6.500%, 02/15/00                         255        147
  8.000%, 04/15/04                         150         92
 New Zealand Treasury Bill
  8.810%, 04/05/95                         200        126
                                                  -------
                                                    1,093
                                                  -------
NORWAY -- 0.6%
 Government of Norway
  9.500%, 10/31/02                       1,600        271
                                                  -------
SPAIN -- 1.1%
 Kingdom of Spain
  10.300%, 06/15/02                     14,400        104
  8.000%, 05/30/04                      60,000        372
                                                  -------
                                                      476
                                                  -------
SWEDEN -- 0.8%
 Kingdom of Sweden

  10.250%, 05/05/03                      1,800        242
 Swedish Treasury Note
  11.000%, 01/21/99                        800        112
                                                  -------
                                                      354
                                                  -------
UNITED KINGDOM -- 6.1%
 European Investment Bank
  7.000%, 03/30/98                         200        302
 United Kingdom Treasury
  10.000%, 02/26/01                        415        695
  6.750%, 11/26/04                          90        125
  8.500%, 12/07/05                         245        384
  8.750%, 08/25/17                         680      1,106
                                                  -------
                                                    2,612
                                                  -------
Total Foreign Bonds
 (Cost $35,283)                                    36,323
                                                  -------
U. S. TREASURY OBLIGATIONS -- 4.5%
 U.S. Treasury Bills
  5.750%, 03/23/95                   $     400        399
  5.400%, 04/06/95                       1,300      1,293
 U.S. Treasury Note
  7.750%, 01/31/00                          20         21
  5.875%, 02/15/04                         140        128
  10.375%, 11/15/12                         20         25
  7.500%, 11/15/24                          35         35
                                                  -------
                                                    1,901
                                                  -------
Total U. S. Treasury Obligations
 (Cost $1,896)                                      1,901
                                                  -------

SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
SEI International Trust -- February 28, 1995
INTERNATIONAL FIXED INCOME PORTFOLIO
--------------------------------------------------------------------------------

                                                      Face Amount   Market
Description                                            (000)(1)   Value (000)
-----------------------------------------------------------------------------

REPURCHASE AGREEMENT -- 4.7%
 Prudential Mortgage
  6.01%, dated 2/28/95, matures 3/1/95, repurchase
  price $2,010,980 (collateralized by Federal
  National Mortgage Association, 9.00%, due 2/1/23,
  par value $12,485,623; market value $2,051,200)      $   2,011    $ 2,011
                                                                    -------
Total Repurchase Agreement
 (Cost $2,011)                                                        2,011
                                                                    -------
FOREIGN CURRENCY OPTIONS -- 0.1%
UNITED STATES -- 0.1%
 German Deutschmark Call
  04/17/95                                                 1,203          1
  06/23/95                                                 1,863         44
                                                                    -------
                                                                         45
                                                                    -------
Total Foreign Currency Options
 (Cost $28)                                                              45
                                                                    -------
Total Investments -- 94.6% (of net assets) (Cost
 $39,218)                                                           $40,280
                                                                    =======

(1)In local currency



The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES (000)
--------------------------------------------------------------------------------
February 28, 1995

                            --------  ------------ -------------- -------------
                            EUROPEAN    PACIFIC       EMERGING    INTERNATIONAL
                             EQUITY   BASIN EQUITY MARKETS EQUITY FIXED INCOME
                            --------  ------------ -------------- -------------
ASSETS:
 Investment securities
  (Cost $34,072, $35,553,
  $4,070, and $39,218,
  respectively)             $34,197     $30,880        $4,124        $40,280
 Cash and foreign currency    3,093       2,062         3,240          1,772
 Dividends and interest
  receivable                    102          15           --             893
 Investment securities sold     500         104           --           3,541
 Other assets                   300         275           173            842
                            -------     -------        ------        -------
 Total assets                38,192      33,336         7,537         47,328
                            -------     -------        ------        -------
LIABILITIES:
 Investment securities
  purchased                   1,784         --          2,227          4,582
 Other liabilities              130         288            10            166
                            -------     -------        ------        -------
 Total liabilities            1,914         288         2,237          4,748
                            -------     -------        ------        -------
NET ASSETS:
 Portfolio shares of Class
  A (unlimited
  authorization -- no par
  value) based on
  3,662,624, 3,783,728,
  516,020 and 4,086,471
  respectively, outstanding
  shares of beneficial
  interest                   36,439      37,766         5,240         41,893
 Accumulated net realized
  loss on investments          (165)        (37)          --            (927)
 Accumulated net realized
  gain (loss) on foreign
  currency transactions         (98)         73             1           (374)
 Net unrealized
  appreciation
  (depreciation) on forward
  foreign currency
  contracts, foreign
  currencies and
  translation of other
  assets and liabilities
  denominated in foreign
  currencies                    (13)        (81)           (1)           472
 Net unrealized
  appreciation
  (depreciation) on
  investments                   125      (4,673)           54          1,062
 Undistributed net
  investment income (loss)      (10)        --              6            454
                            -------     -------        ------        -------
 Net assets                 $36,278     $33,048        $5,300        $42,580
                            =======     =======        ======        =======
NET ASSET VALUE, OFFERING
 AND REDEMPTION PRICE PER
 SHARE -- CLASS A           $  9.90     $  8.73        $10.27        $ 10.42
                            =======     =======        ======        =======



The accompanying notes are an integral part of the financial statements.

STATEMENT OF OPERATIONS (000)
--------------------------------------------------------------------------------
For the period ended February 28, 1995

                                    ------------- --------- --------- --------- -------------
                                        CORE                 PACIFIC  EMERGING
                                    INTERNATIONAL EUROPEAN    BASIN    MARKETS  INTERNATIONAL
                                       EQUITY     EQUITY(1) EQUITY(2) EQUITY(3) FIXED INCOME
                                    ------------- --------- --------- --------- -------------
INVESTMENT INCOME:
 Dividends                            $ 11,275      $ 471    $   136      --           --
 Interest                                1,985         80         59    $ 13       $1,946
 Less: Foreign Taxes Withheld           (1,483)       (73)       (17)     --           --
                                      --------      -----    -------    ----       ------
 Total Investment Income                11,777        478        178      13        1,946
                                      --------      -----    -------    ----       ------
EXPENSES:
 Management fees                         2,729        164        159       2          206
 Less management fees waived               (77)       (57)       (76)     (2)         (84)
 Reimbursement by
  manager                                   --         --         --      (9)          --
 Investment advisory
  fees                                   1,516         67         80       4          103
 Less investment
  advisory fees waived                      --         --         --      --          (17)
 Custodian/wire agent fees                 524         23         24       5           36
 Professional fees                         147         10         11       1           15
 Registration & filing
  fees                                      11         15         15       2           10
 Printing fees                             142          9          9      --           13
 Trustee fees                               25          1          1      --            2
 Pricing fees                               39          8         10       1            8
 Distribution fees                         562         22         21       1           40
 Amortization of
  deferred
  organization costs                         8          5          5      --            9
 Miscellaneous fees                         14         --         --       2            2
                                      --------      -----    -------    ----       ------
 Total Expenses                          5,640        267        259       7          343
                                      --------      -----    -------    ----       ------
NET INVESTMENT INCOME (LOSS)             6,137        211        (81)      6        1,603
                                      --------      -----    -------    ----       ------
NET REALIZED AND UNREALIZED
 GAIN (LOSS) ON INVESTMENTS
 AND FOREIGN CURRENCY
 TRANSACTIONS:
 Net realized gain
  (loss) from security transactions     36,204       (165)       (37)     --         (927)
 Net realized gain
  (loss) on forward
  foreign currency
  contracts and foreign
  currency transactions                (25,138)      (154)       (74)      1          670
 Net change in
  unrealized
  appreciation (depreciation)
  on forward foreign currency
  contracts, foreign currencies
  and translation of
  other assets and
  liabilities
  denominated in foreign
  currencies                            10,819        (13)       (81)     (1)         313
 Net change in
  unrealized
  appreciation (depreciation)
  on investments                       (58,990)       125     (4,673)     54        1,420
                                      --------      -----    -------    ----       ------
NET INCREASE (DECREASE)
 IN NET ASSETS FROM
 OPERATIONS                           $(30,968)     $   4    $(4,946)   $ 60       $3,079
                                      ========      =====    =======    ====       ======

(1) European Equity commenced operations on April 29, 1994.
(2) Pacific Basin Equity commenced operations on April 29, 1994.
(3) Emerging Markets Equity commenced operations on January 17, 1995.

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------
For the periods ended February 28

                          --------------------  --------- --------- --------- -----------------
                                CORE                       PACIFIC  EMERGING INTERNATIONAL
                           INTERNATIONAL        EUROPEAN    BASIN    MARKETS     FIXED
                               EQUITY           EQUITY(1) EQUITY(2) EQUITY(3)  INCOME(4)
                          --------------------  --------- --------- --------- -----------------
                            1995       1994       1995      1995      1995      1995     1994
                          --------------------  --------- --------- --------- -----------------
OPERATIONS:
 Net investment income
  (loss)                  $   6,137  $   5,010   $   211   $   (81)  $    6   $  1,603  $   270
 Net realized gain (loss)
  from security
  transactions               36,204      8,679      (165)      (37)      --       (927)      67
 Net realized gain (loss)
  on forward foreign
  currency contracts and
  foreign currency
  transactions              (25,138)     1,305      (154)      (74)       1        670       32
 Net change in unrealized
  appreciation
  (depreciation) on
  forward foreign
  currency contracts,
  foreign currencies and
  translation of other
  assets and liabilities
  denominated in foreign
  currencies                 10,819    (13,616)      (13)      (81)      (1)       313      159
 Net change in unrealized
  appreciation
  (depreciation) on
  investments               (58,990)    64,790       125    (4,673)      54      1,420     (357)
                          ---------  ---------   -------   -------   ------   --------  -------
 Net increase (decrease)
  in net assets from
  operations                (30,968)    66,168         4    (4,946)      60      3,079      171
                          ---------  ---------   -------   -------   ------   --------  -------
DIVIDENDS DISTRIBUTED
 FROM:
 Net investment income:
 Class A                         --     (4,197)     (165)       --       --     (2,335)    (161)
 ProVantage Funds                --         --        --        --       --         --       --
 Net realized gains:
 Class A                    (23,038)        --        --        --       --        (67)      --
 ProVantage Funds                (2)        --        --        --       --         --       --
                          ---------  ---------   -------   -------   ------   --------  -------
 Total dividends
  distributed               (23,040)    (4,197)     (165)       --       --     (2,402)    (161)
                          ---------  ---------   -------   -------   ------   --------  -------
CAPITAL SHARE
 TRANSACTIONS (1):
 Class A:
 Proceeds from shares
  issued                    340,533    386,567    41,513    49,353    5,264     36,006   25,391
 Shares issued in lieu
  of cash distributions      14,427      2,264       144        --       --      1,486       99
 Cost of shares
  repurchased              (475,951)  (125,591)   (5,218)  (11,359)     (24)   (19,267)  (1,822)
                          ---------  ---------   -------   -------   ------   --------  -------
 Increase (decrease) in
  net assets derived
  from Class A             (120,991)   263,240    36,439    37,994    5,240     18,225   23,668
                          ---------  ---------   -------   -------   ------   --------  -------
 ProVantage Funds:
 Proceeds from shares
  issued                         53         --        --        --       --         --       --
 Shares issued in lieu
  of cash distributions           2         --        --        --       --         --       --
 Cost of shares
  repurchased                    --         --        --        --       --         --       --
                          ---------  ---------   -------   -------   ------   --------  -------
 Increase in net assets
  derived from
  ProVantage Funds               55         --        --        --       --         --       --
                          ---------  ---------   -------   -------   ------   --------  -------
INCREASE (DECREASE) IN
 NET ASSETS DERIVED FROM
 CAPITAL SHARE
 TRANSACTIONS              (120,936)   263,240    36,439    37,994    5,240     18,225   23,668
                          ---------  ---------   -------   -------   ------   --------  -------
   Net increase
    (decrease) in net
    assets                 (174,944)   325,211    36,278    33,048    5,300     18,902   23,678
NET ASSETS:
 Beginning of period        503,498    178,287        --        --       --     23,678       --
                          ---------  ---------   -------   -------   ------   --------  -------
 End of period            $ 328,554  $ 503,498   $36,278   $33,048   $5,300   $ 42,580  $23,678
                          =========  =========   =======   =======   ======   ========  =======
(1) CAPITAL SHARE

STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------
For the periods ended February 28

                          --------------------  --------- --------- --------- -----------------
                                CORE                       PACIFIC  EMERGING INTERNATIONAL
                           INTERNATIONAL        EUROPEAN    BASIN    MARKETS     FIXED
                               EQUITY           EQUITY(1) EQUITY(2) EQUITY(3)  INCOME(4)
                          --------------------  --------- --------- --------- -----------------
                            1995       1994       1995      1995      1995      1995     1994
                          --------------------  --------- --------- --------- -----------------
 TRANSACTIONS:
 Class A:
 Shares issued               32,225     37,661     4,171     5,018      518      3,504    2,483
 Shares issued in lieu
  of cash distributions       1,437        219        15        --       --        150       10
 Shares repurchased         (45,194)   (12,060)     (523)   (1,234)      (2)    (1,882)    (178)
                          ---------  ---------   -------   -------   ------   --------  -------
 Total Class A
  transactions              (11,532)    25,820     3,663     3,784      516      1,772    2,315
                          ---------  ---------   -------   -------   ------   --------  -------
 ProVantage Funds:
 Shares issued                    5         --        --        --       --         --       --
 Shares issued in lieu
  of cash distributions          --         --        --        --       --         --       --
 Shares repurchased              --         --        --        --       --         --       --
                          ---------  ---------   -------   -------   ------   --------  -------
 Total ProVantage Funds
  transactions                    5         --        --        --       --         --       --
                          ---------  ---------   -------   -------   ------   --------  -------
   Net increase
    (decrease) in capital
    shares                  (11,527)    25,820     3,663     3,784      516      1,772    2,315
                          =========  =========   =======   =======   ======   ========  =======

(1) European Equity commenced operations on April 29, 1994.
(2) Pacific Basin Equity commenced operations on April 29, 1994.
(3) Emerging Markets Equity commenced operations on January 17, 1995.
(4) International Fixed Income commenced operations on September 1, 1993.

The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
For the period ended February 28, 1995
For a Share Outstanding Throughout each Period

           Net Asset                                Distributions  Distributions
             Value        Net      Net Realized and   from Net          from                  Net Asset          Net Assets
           Beginning  Investment      Unrealized     Investment   Realized Capital   Return   Value End Total      End of
           of Period Income/(Loss)  Gains/(Losses)    Income(6)        Gains       of Capital of Period Return   Period(000)
----------------------------------------------------------------------------------------------------------------------------
 CORE INTERNATIONAL EQUITY PORTFOLIO
 -----------------------------------
 CLASS A
 1995       $11.00      $ 0.15          $(0.97)             --         $(0.59)           --    $ 9.59    (7.67)%  $328,503
 1994         8.93        0.13            2.05          $(0.11)            --            --     11.00    24.44     503,498
 1993         9.09        0.16            0.04           (0.36)            --            --      8.93     2.17     178,287
 1992         9.56        0.19           (0.36)          (0.30)            --            --      9.09    (1.63)     92,456
 1991         9.62        0.18           (0.14)             --          (0.01)       $(0.09)     9.56     0.36      35,829
 PROVANTAGE FUNDS
 1995(1)    $10.81      $ 0.01          $(0.67)             --         $(0.59)           --    $ 9.56    (6.33)%  $     51
 EUROPEAN EQUITY PORTFOLIO
 -------------------------
 CLASS A
 1995(2)    $10.00      $ 0.06          $(0.11)        $(0.05)             --            --    $ 9.90    (0.40)%  $ 36,278
 PACIFIC BASIN EQUITY PORTFOLIO
 ------------------------------
 CLASS A
 1995(3)    $10.00      $(0.02)         $(1.25)             --             --            --    $ 8.73   (12.70)%  $ 33,048
 EMERGING MARKETS EQUITY PORTFOLIO
 ---------------------------------
 CLASS A
 1995(4)    $10.00      $ 0.01          $ 0.26              --             --            --    $10.27     2.70%   $  5,300
 INTERNATIONAL FIXED INCOME PORTFOLIO
 ------------------------------------
 CLASS A
 1995       $10.23      $ 0.43           $0.40         $ (0.62)        $(0.02)           --    $10.42     8.43%   $ 42,580
 1994(5)     10.00        0.14            0.18           (0.09)            --            --     10.23     6.41      23,678
                                                   Ratio of
                                      Ratio of  Net Investment
                         Ratio of     Expenses  Income (Loss)
            Ratio of  Net Investment to Average   to Average
            Expenses  Income (Loss)  Net Assets   Net Assets   Portfolio
           to Average   to Average   (Excluding   (Excluding   Turnover
           Net Assets   Net Assets    Waivers)     Waivers)      Rate
----------------------------------------------------------------------------------------------------------------------------
 CORE INTERNATIONAL EQUITY PORTFOLIO
 -----------------------------------
 CLASS A
 1995         1.19%        1.30%        1.21%        1.28%         64%
 1994         1.10         1.46         1.24         1.32          19
 1993         1.10         1.80         1.53         1.37          23
 1992         1.10         2.07         1.52         1.63          79
 1991         1.10         3.52         1.64         2.98          14
 PROVANTAGE FUNDS
 1995(1)      1.47%        0.42%        1.48%        0.41%         64%
 EUROPEAN EQUITY PORTFOLIO
 -------------------------
 CLASS A
 1995(2)      1.30%        1.02%        1.57%        0.75%         29%
 PACIFIC BASIN EQUITY PORTFOLIO
 ------------------------------
 CLASS A
 1995(3)      1.30%       (0.41)%       1.68%       (0.79)%         9%
 EMERGING MARKETS EQUITY PORTFOLIO
 ---------------------------------
 CLASS A
 1995(4)      1.95%        1.79%        4.98%       (1.24)%        --
 INTERNATIONAL FIXED INCOME PORTFOLIO
 ------------------------------------
 CLASS A
 1995         1.00%        4.68%        1.30%        4.38%        303%
 1994(5)      1.00         3.81         1.61         3.20         126

(1) Core International Equity ProVantage Funds shares were offered beginning May 1, 1994. All ratios for that period have been annualized.
(2) European Equity Class A shares were offered beginning April 29, 1994. All ratios for that period have been annualized.
(3) Pacific Basin Equity Class A shares were offered beginning April 29, 1994. All ratios for that period have been annualized.
(4) Emerging Markets Equity Class A shares were offered beginning January 17, 1995. All ratios for that period have been annualized.
(5) International Fixed Income Class A shares were offered beginning September 1, 1993. All ratios for that period have been annualized.
(6) Distributions from net investment income include distributions of certain foreign currency gains and losses.

The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
February 28, 1995
1. ORGANIZATION

SEI International Trust (the "Trust") was organized as a Massachusetts business trust under a Declaration of Trust dated June 30, 1988. The operations of the Trust commenced on December 20, 1989.

2. SIGNIFICANT ACCOUNTING POLICIES

The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company with five portfolios: the Core In-ternational Equity Portfolio (formerly the International Equity Portfolio), the European Equity Portfolio, the Pacific Basin Equity Portfolio, the Emerging Markets Equity Portfolio and the International Fixed Income Portfolio (together the "Portfolios"). The Trust is registered to offer Class A shares for all portfolios and ProVantage Funds shares of the Core International Equity Portfo-lio. The following is a summary of significant accounting policies followed by the Portfolios.
  Security Valuation--Securities listed on a securities exchange for which mar-ket quotations are readily available are valued at the last quoted sales price for such securities, or if there is no such reported sale on the valuation date, at the most recent quoted bid price. Unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price. Short-term investments may be valued at amortized cost which approxi-mates market value.
  Federal Income Taxes--It is the intention of each Portfolio to continue to qualify as a regulated investment company and to distribute all of its taxable income. Accordingly, no provision for Federal income taxes is required in the accompanying financial statements.
  Net Asset Value Per Share--The net asset value per share of each Portfolio is calculated on each business day. It is computed by dividing the assets of the portfolio, less its liabilities, by the number of outstanding shares of the portfolio.
  Repurchase Agreements--Securities pledged as collateral for repurchase agree-ments are held by the custodian bank until maturity of the repurchase agree-ments. Provisions of the repurchase agreements and procedures adopted by the Trust require that the market value of the collateral, including accrued inter-est thereon, is sufficient in the event of default by the counterparty.
  The Portfolios may also invest in tri-party repurchase agreements. Securities held as collateral for tri-party repurchase agreements are maintained in a seg-regated account by the broker's custodian bank until maturity of the repurchase agreement. Provisions of the agreements require that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default.
  If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Portfolio may be delayed or limited.
  Foreign Currency Translation--The books and records of the Portfolios are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following bases:
  (I) market value of investment securities, other assets and liabilities at the current rate of exchange; and
  (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transac-tions.
  The Portfolios do not isolate that portion of gains and losses on investment securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.
  The Portfolios report gains and losses on foreign currency related transac-tions as realized and unrealized gains and losses for financial reporting pur-poses, whereas such gains and losses are treated as ordinary income or loss for Federal income tax purposes.
  Forward Foreign Currency Contracts--The Portfolios enter into forward foreign currency contracts as hedges against either specific transactions or portfolio positions. The aggregate principal amounts of the contracts are not recorded as the Portfolios do not intend to hold the contracts to maturity. All commitments are "marked-to-market" daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. The Portfolios re-alize gains or losses at the time for-

--------------------------------------------------------------------------------
February 28, 1995
ward contracts are extinguished. Unrealized gains or losses on outstanding po-sitions in forward foreign currency contracts held at the close of the year will be recognized as ordinary income or loss for federal income tax purposes.
  Foreign Currency Options--Premiums paid by a portfolio for the purchase of an option are included in the portfolio's Schedule of Investments as an investment and subsequently marked to market to reflect the current market value of the option. For an option held by a portfolio on the stipulated expiration date, the portfolio realizes a gain or loss. If the portfolio enters into a closing sale transaction, it realizes a gain or loss, depending on whether the proceeds from the sale are greater or less than the cost of the purchased option. If the portfolio exercises a purchased put option, it realizes a gain or loss from the sale of the underlying investment and the proceeds from such sale will be de-creased by the premium originally paid. If the portfolio exercises a purchased call option, the cost of the underlying investment which the fund purchases upon exercise will be increased by the premium originally paid.
  Classes--Class-specific expenses are borne by that class. Income, expenses, and realized and unrealized gains/losses are allocated to the respective clas-ses on the basis of relative daily net assets.
  Other--Security transactions are accounted for on the trade date of the secu-rity purchase or sale. Costs used in determining net realized capital gains and losses on the sale of investment securities are those of the specific securi-ties sold. Purchase discounts and premiums on securities held by the Portfolios are accreted and amortized to maturity using the scientific interest method, which approximates the effective interest method. Distributions from net in-vestment income and any net realized capital gains are generally made to Share-holders annually. Dividend income is recognized on the ex-dividend date and in-terest income is recognized using the accrual method.
  The amounts of the distributions from net investment income and net realized capital gains are determined in accordance with Federal income tax regulations, which may differ from those amounts determined under generally accepted ac-counting principles. The book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in capital in the period the difference arises.
  During the fiscal year ended February 28, 1995 the following amounts relating to permanent differences attributable to cumulative net operating losses and differences in the characterization of certain foreign currency realized and unrealized gains (losses) have been reclassified as follows:

                                                              CORE      PACIFIC
                                                          INTERNATIONAL  BASIN
                                                             EQUITY     EQUITY
                                                              (000)      (000)
                                                          ------------- -------
Paid-in Capital                                              $(5,615)    $(228)
Accumulated net realized gain on investments                  (2,288)      --
Accumulated net realized gain (loss) on foreign currency
 transactions                                                 15,349       147
Undistributed net investment income (loss)                    (7,446)       81

  These reclassifications have no effect on net assets or net asset values per share.

3. MANAGEMENT, INVESTMENT ADVISORY AND DISTRIBUTION AGREEMENTS

SEI Financial Management Corporation (the "Manager"), a wholly owned subsidiary of SEI Corporation, and the Trust are parties to a management agreement dated August 30, 1988, under which the Manager provides management, administrative and shareholder services to each Portfolio for an annual fee equal to .45% of the average daily net assets of the Core International Equity Portfolio, .60% of the average daily net assets of the International Fixed Income Portfolio,
 .80% of the average daily net assets of the European Equity and the Pacific Ba-sin Equity Portfolios and .65% of the average daily net assets of the Emerging Markets Equity Portfolio . The Manager has agreed to waive all or a portion of its fees in order to limit the operating expenses of the Portfolios to a speci-fied percentage of its average daily net assets as follows:

--------------------------------------------------------------------------------

   Core International Equity
    Portfolio                    1.25%
   European Equity Portfolio     1.30%
   Pacific Basin Equity
    Portfolio                    1.30%
   Emerging Markets Equity
    Portfolio                    1.95%
   International Fixed Income
    Portfolio                    1.00%

  In addition, the Trust and Manager have entered into a separate Transfer Agent Agreement with respect to the ProVantage Funds under which the Manager is entitled to a fee of .15% of the average daily net assets of the ProVantage Funds plus out-of-pocket costs.
  SEI Financial Management Corporation (SFM), the adviser for the Core Interna-tional Equity and the Emerging Markets Equity Portfolios, is a party to an in-vestment advisory agreement dated December 16, 1994. Under the Investment Advi-sory Agreement, SFM receives an annual fee of .475% of the average daily net assets of the Core International Equity Portfolio and 1.05% of the average daily net assets of the Emerging Markets Equity Portfolio. Pursuant to a Sub-Advisory Agreement with SFM, Acadian Asset Management, Inc. and World Invest Limited serve as Sub-Advisers to the Core International Equity Portfolio and Montgomery Asset Management, L.P. serves as Sub-Adviser to the Emerging Markets Equity Portfolio.
  Morgan Grenfell Investment Services Limited, the advisor for the European Eq-uity Portfolio, is a party to an investment advisory agreement with the Trust dated April 25, 1994. Under the investment advisory agreement, Morgan Grenfell Investment Services Limited receives an annual fee of .325% of the average daily net assets of the Portfolio.
  Schroder Capital Management International Limited, the adviser for the Pa-cific Basin Equity Portfolio, is a party to an investment advisory agreement with the Trust dated April 25, 1994. Under the investment advisory agreement, Schroder Capital Management International Limited receives an annual fee of
 .40% of the average daily net assets of the Portfolio up to $100 million, .30% for the next $50 million in assets, and .20% of assets in excess of $150 mil-lion.
  Strategic Fixed Income, L.P., the adviser for the International Fixed Income Portfolio, is a party to an investment advisory agreement with the Trust dated June 15, 1993. Under the investment advisory agreement, Strategic Fixed Income, L.P. receives an annual fee of .30% of the average daily net assets of the Portfolio. Strategic Fixed Income, L.P. has voluntarily agreed to waive its fee, in conjunction with the Manager, in order to limit the operating expenses of the Portfolio to not more than 1.00% of average daily net assets.
  SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI Corporation and a registered broker-dealer, acts as the distributor of the shares of the Trust under a distribution plan which provides for the Trust to reimburse the Distributor for distribution. Such expenses may not exceed
 .30% of the daily average net assets of each Portfolio. Distribution expenses include, among other items, the compensation and benefits of sales personnel incurred by the Distributor in connection with the promotion and sale of shares. Distribution expenses are allocated among the Portfolios on the basis of their relative average daily net assets. In addition, the Core International Equity Portfolio has registered an additional class of shares, the ProVantage Funds shares, for which a separate distribution plan has been adopted. This plan provides for additional payments to the Distributor of up to .30% of ProVantage Funds average daily net assets.
  Certain Officers and/or Trustees of the Trust are also officers and/or Direc-tors of the Manager. Compensation of officers and affiliated Trustees is paid by the Manager.

4. ORGANIZATIONAL COSTS

Organizational costs have been capitalized by the Portfolios and are being am-ortized using the straight line method over sixty months commencing with opera-tions of the respective Portfolio. In the event any of the initial shares of the Portfolios acquired by the Manager are redeemed during the period that the Portfolios are amortizing their organizational costs, the redemption proceeds payable to the Manager by the Portfolios will be reduced by an amount equal to a pro rata portion of unamortized organizational costs.

NOTES TO FINANCIAL STATEMENTS (Concluded)
--------------------------------------------------------------------------------
February 28, 1995

5. FORWARD FOREIGN CURRENCY CONTRACTS

The Portfolios enter into forward foreign currency exchange contracts as hedges against portfolio positions. Such contracts, which protect the value of the Portfolio's investment securities against a decline in the value of the hedged currency, do not eliminate fluctuations in the underlying prices of the securi-ties. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.
  The following forward foreign currency contracts were outstanding at February 28, 1995:

                                         IN        UNREALIZED
    MATURITY         CONTRACTS TO     EXCHANGE    APPRECIATION
      DATES         DELIVER/RECEIVE      FOR     (DEPRECIATION)
-----------------  ----------------- ----------- --------------
CORE INTERNATIONAL EQUITY PORTFOLIO:
------------------------------------
FOREIGN CURRENCY SALE:
04/20/95-05/15/95  JY  5,100,000,000 $52,101,331  $(1,081,262)
                                     ===========  ===========
EUROPEAN EQUITY PORTFOLIO:
--------------------------
FOREIGN CURRENCY SALE:
05/31/95           FF     15,100,000 $ 2,925,676  $   (16,144)
                                     ===========  -----------
FOREIGN CURRENCY PURCHASES:
03/01/95           UK         41,312 $    65,355  $        22
03/02/95           SK      1,178,924     160,234          726
03/02/95           SP      6,267,783      48,853          276
                                     -----------  -----------
                                     $   274,442  $     1,024
                                     ===========  -----------
                                                  $   (15,120)
                                                  ===========
PACIFIC BASIN EQUITY PORTFOLIO:
-------------------------------
FOREIGN CURRENCY SALES:
03/02/95           AD        140,810 $   103,805  $       (98)
06/19/95           JY    490,000,000   5,058,287      (81,248)
                                     -----------  -----------
                                     $ 5,162,092  $   (81,346)
                                     ===========  ===========
EMERGING MARKETS EQUITY PORTFOLIO:
----------------------------------
FOREIGN CURRENCY PURCHASES:
03/01/95           GD     10,820,835 $    46,700  $       (99)
03/06/95-03/09/95  MR        425,258     166,723          (37)
                                     -----------  -----------
                                     $   213,423  $      (136)
                                     ===========  ===========

                                         IN        UNREALIZED
    MATURITY         CONTRACTS TO     EXCHANGE    APPRECIATION
      DATES         DELIVER/RECEIVE      FOR     (DEPRECIATION)
-----------------  ----------------- ----------- --------------
SEI INTERNATIONAL FIXED INCOME PORTFOLIO:
-----------------------------------------
FOREIGN CURRENCY SALES:
03/01/95-06/22/95  UK      6,789,050 $10,607,691  $  (113,582)
03/24/95           NK      1,750,979     260,601      (11,119)
03/24/95           XE      2,612,071   3,164,524     (162,701)
03/24/95-05/24/95  AD      3,082,228   2,363,490       92,884
03/24/95-05/24/95  BF     54,377,595   1,724,324      (87,589)
03/24/95-06/22/95  CD      4,342,377   3,091,877      (17,064)
03/24/95-06/22/95  CH      9,286,428   7,284,469     (282,176)
03/24/95-06/22/95  DK     24,287,435   4,067,706     (125,046)
03/24/95-06/22/95  DM     27,340,943  17,762,745   (1,026,039)
03/24/95-06/22/95  FF     43,534,398   8,202,363     (279,944)
03/24/95-06/22/95  IT  8,856,438,040   5,403,326      121,646
03/24/95-06/22/95  JY  1,365,334,338  13,848,417     (374,925)
03/24/95-06/22/95  NG      3,415,114   2,003,430      (90,558)
03/24/95-06/22/95  NZ      3,897,356   2,463,113        9,128
03/24/95-06/22/95  SK     10,286,619   1,379,195      (18,912)
03/24/95-06/22/95  SP    513,363,079   3,865,044     (137,082)
                                     -----------  -----------
                                     $87,492,315  $(2,503,079)
                                     ===========  -----------
FOREIGN CURRENCY PURCHASES:
03/01/95-05/24/95  DK     20,440,272 $ 3,353,324  $   174,717
03/02/95-06/22/95  DM     39,169,662  25,544,138    1,379,007
03/23/95-06/22/95  JY  1,604,667,710  16,314,309      412,282
03/24/95           BF     27,463,710     850,270       64,802
03/24/95           SK      8,243,792   1,088,701       35,341

03/24/95-06/22/95  IT  7,829,728,298   4,792,055     (124,155)
03/24/95-06/22/95  NG      3,355,870   1,921,027      135,012
03/24/95-06/22/95  XE      2,909,062   3,589,716      115,218
03/24/95-06/22/95  AD      2,970,091   2,229,202      (47,544)
03/24/95-06/22/95  CD      4,201,320   2,973,131       32,492
03/24/95-06/22/95  CH      9,269,875   7,088,375      442,480
03/24/95-06/22/95  FF     29,448,682   5,558,262      179,649
03/24/95-06/22/95  NZ      3,434,231   2,176,250      (12,480)
03/24/95-06/22/95  SP    498,746,118   3,747,948      140,481
03/24/95-06/22/95  UK      6,658,962  10,467,981       24,108
06/22/94           NK      2,726,600     419,929        4,106
                                     -----------  -----------
                                     $92,114,618  $ 2,955,516
                                     ===========  -----------
                                                  $   452,437
                                                  ===========

CURRENCY LEGEND
AD  Australian Dollar
BF  Belgian Franc
CD  Canadian Dollar
CH  Swiss Franc
DK  Danish Kroner
DM  German Mark
FF  French Franc
GD  Greek Drachma
IT  Italian Lira
JY  Japanese Yen

--------------------------------------------------------------------------------
MR  Malaysian Ringgitt
NG  Netherlands Guilder
NK  Norwegian Kroner
NZ  New Zealand Dollar
SK  Swedish Krona
SP  Spanish Peseta
UK  British Pounds Sterling
XE  European Currency Unit

6. INVESTMENT TRANSACTIONS

The cost of security purchases and the proceeds from the sale of securities, other than short-term investments and U.S. government securities, during the period ended February 28, 1995, were as follows:

                                      PURCHASES  SALES
                                        (000)    (000)
                                      --------- --------
Core International Equity Portfolio   $276,432  $373,505
European Equity Portfolio               40,928     6,690
Pacific Basin Equity Portfolio          37,650     2,061
Emerging Markets Equity Portfolio        4,070        --
International Fixed Income Portfolio    91,156    77,265

The International Fixed Income Portfolio purchased $4,097,993 and sold $2,288,382 in U.S. government securities during the period ended February 28, 1995.
  For Federal income tax purposes, the cost of securities owned at February 28, 1995 and the net realized gains or losses on securities sold for the period then ended was not materially different from the amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and deprecia-tion at February 28, 1995 for each portfolio is as follows:

                                                                    NET
                                                                 UNREALIZED
                                      APPRECIATED  DEPRECIATED APPRECIATION/
                                       SECURITIES  SECURITIES  (DEPRECIATION)
                                         (000)        (000)        (000)
                                      ------------ ----------- --------------
Core International Equity Portfolio     $18,788      $16,959      $ 1,829
European Equity Portfolio                 1,649        1,524          125
Pacific Basin Equity Portfolio              225        4,898       (4,673)
Emerging Markets Equity Portfolio           126           72           54
International Fixed Income Portfolio      1,247          185        1,062

At February 28, 1995 the following Portfolios had available realized capital losses to offset future net capital gains through fiscal year 2003.

                                      (000)
                                      -----
European Equity Portfolio             $ 32
Pacific Basin Equity Portfolio          18
International Fixed Income Portfolio   795

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
To the Shareholders and Board of Trustees
SEI International Trust

In our opinion, the accompanying statement of net assets and where applicable, the schedules of investments and statements of assets and liabilities, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Core International Equity, European Equity, Pacific Basin Equity, Emerging Markets Equity and International Fixed Income Portfolios of SEI International Trust (the "Fund") at February 28, 1995, the results of each of their opera-tions, the changes in each of their net assets and the financial highlights for each of the respective periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these finan-cial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which re-quire that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and dis-closures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall finan-cial statement presentation. We believe that our audits, which included confir-mation of securities at February 28, 1995 by correspondence with the custodians and brokers and the application of alternative auditing procedures where con-firmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
April 11, 1995

NOTICE TO SHAREHOLDERS
--------------------------------------------------------------------------------
February 28, 1995 (Unaudited)
For shareholders that do not have a February 28, 1995 taxable year end, this notice is for informational purposes only. For shareholders with a February 28, 1995 taxable year end, please consult your tax advisor as to the pertinence of this notice.

For the fiscal year ended February 28, 1995 the Portfolios of the SEI Interna-tional Trust are designating long term capital gains and qualifying dividend income with regard to distributions paid during the year as follows:

                                 (A)           (B)
                              LONG TERM     ORDINARY
                            CAPITAL GAINS    INCOME         TOTAL
                            DISTRIBUTIONS DISTRIBUTIONS DISTRIBUTIONS
PORTFOLIO                    (TAX BASIS)   (TAX BASIS)   (TAX BASIS)
---------                   ------------- ------------- -------------
Core International Equity       100%            0%          100%
European Equity                   0%          100%          100%
Pacific Basin Equity              0%            0%            0%
Emerging Markets Equity           0%            0%            0%
International Fixed Income        0%          100%          100%
                                 (C)           (D)           (E)
                             QUALIFYING    TAX-EXEMPT      FOREIGN
PORTFOLIO                   DIVIDENDS(1)    INTEREST     TAX CREDIT
---------                   ------------- ------------- -------------
Core International Equity         0%            0%            0%
European Equity                   0%            0%           28%
Pacific Basin Equity              0%            0%            0%
Emerging Markets Equity           0%            0%            0%
International Fixed Income        0%            0%            0%

(1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
* Items (A) and (B) are based on the percentage of each fund's total distribu-tion.
**  Item (C) is based on the percentage of ordinary income of each fund.
*** Item (D) is based on the percentage of gross income of each fund.

--------------------------
SEI INTERNATIONAL TRUST
--------------------------
ANNUAL REPORT
--------------------------
February 28, 1995

Robert A. Nesher
Chairman

TRUSTEES
Edward W. Binshandler
Richard F. Blanchard
William M. Doran
F. Wendell Gooch
Frank E. Morris
James M. Storey

OFFICERS
David G. Lee
President and Chief Executive Officer
Carmen V. Romeo
Treasurer, Assistant Secretary
Jeffrey A. Cohen
Controller, Assistant Secretary
Sandra K. Orlow
Vice President, Assistant Secretary
Kevin P. Robins
Vice President, Assistant Secretary
Robert B. Carroll
Vice President, Assistant Secretary
Kathryn L. Stanton
Vice President, Assistant Secretary
Richard W. Grant
Secretary

INVESTMENT ADVISORS
Core International Equity Portfolio/Emerging Markets Equity Portfolio SEI Financial Management Corporation

European Equity Portfolio
Morgan Grenfell Investment Services Limited

Pacific Basin Equity Portfolio
Schroder Capital Management International Limited

International Fixed Income Portfolio
Strategic Fixed Income L.P.

MANAGER AND SHAREHOLDER SERVICING AGENT
SEI Financial Management Corporation

DISTRIBUTOR
SEI Financial Services Company

LEGAL COUNSEL
Morgan, Lewis & Bockius

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP

This annual report and the financial statements contained herein are submitted for the general information of the shareholders of the Trust and must be preceded or accompanied by a current prospectus. Shares of the SEI Funds are not deposits or obligations of, or guaranteed or endorsed by, any bank. The shares are not federally insured by the Federal Deposit Insurance Corporation
(FDIC), the Federal Reserve Board, or any other government agency. Investment in the shares involves risk, including the possible loss of principal. SEI Financial Services Company, the Distributor of the SEI Funds, is not affiliated with any bank.

For more information call 1.800.DIAL.SEI/1.800.342.5734

SEI-F-018-04